                                                                    Exhibit 10.5

                                                                  EXECUTION COPY

================================================================================

                                U.S.$247,500,000

                               JBIC LOAN AGREEMENT

                                  by and among

                       SOCIEDAD MINERA CERRO VERDE S.A.A.,

                    JAPAN BANK FOR INTERNATIONAL COOPERATION,

                                       and

                      SUMITOMO MITSUI BANKING CORPORATION,

                                  as JBIC Agent

                        Dated as of September 30th, 2005

                       Cerro Verde Primary Sulfide Project

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
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
ARTICLE I DEFINITIONS AND INTERPRETATION.................................     2
   Section 1.01.  Definitions............................................     2
   Section 1.02.  Rules of Interpretation................................     5

ARTICLE II AMOUNT OF FACILITY AND USE OF JBIC LOAN.......................     6
   Section 2.01.  Commitment.............................................     6
   Section 2.02.  Eligible Currency......................................     6

ARTICLE III DISBURSEMENT.................................................     6
   Section 3.01.  Disbursement Procedures................................     6
   Section 3.02.  Records................................................     6
   Section 3.03.  Final Disbursement.....................................     6

ARTICLE IV REPAYMENT AND PREPAYMENT OF THE JBIC LOAN.....................     7
   Section 4.01.  Repayment of JBIC Loan.................................     7
   Section 4.02.  Amortization Schedule..................................     7
   Section 4.03.  Voluntary Prepayment...................................     7
   Section 4.04.  Mandatory Prepayment...................................     8
   Section 4.05.  Amounts Prepaid........................................     8
   Section 4.06.  Suspension and Termination of JBIC
                  Commitment.............................................     8

ARTICLE V INTEREST, COMMITMENT CHARGE AND OVERDUE PAYMENT................     8
   Section 5.01.  Interest...............................................     8
   Section 5.02.  Overdue Payment........................................     8
   Section 5.03.  Commitment Charge......................................     9
   Section 5.04.  Basis of Calculation...................................    10
   Section 5.05.  Up-front Fee...........................................    10
   Section 5.06.  Agency Fee.............................................    11
   Section 5.07.  Promissory Notes.......................................    11

ARTICLE VI PAYMENTS AND CURRENCY.........................................    11
   Section 6.01.  Place and Time of Payment..............................    11
   Section 6.02.  Payments to be Free of Claims and Taxes................    12
   Section 6.03.  Payments in Eligible Currency..........................    12

                               TABLE OF CONTENTS
                                   (continued)

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
   Section 6.04.  Payment to be made on Business Day.....................    12
   Section 6.05.  Borrower Acknowledgment................................    12

ARTICLE VII  REPRESENTATIONS AND WARRANTIES..............................    12
   Section 7.01.  Representations and Warranties.........................    12
   Section 7.02.  JBIC Environmental Guidelines..........................    12

ARTICLE VIII COVENANTS...................................................    13
   Section 8.01.  Master Participation Agreement Covenants...............    13

ARTICLE IX   ENVIRONMENTAL AND SOCIAL CONSIDERATIONS.....................    13
   Section 9.01.  Environmental and Social Considerations................    13
   Section 9.02.  Effect of Breach of Environmental and Social
                  Considerations ........................................    14

ARTICLE X    EVENTS OF DEFAULT; REMEDIES.................................    14
   Section 10.01. Events of Default......................................    14
   Section 10.02. Consequences of JBIC Event of Default..................    15

ARTICLE XI   CONDITIONS PRECEDENT........................................    15
   Section 11.01. Conditions Precedent to Initial Disbursement...........    15
   Section 11.02. Conditions to Subsequent JBIC Disbursements............    15

ARTICLE XII  TAXES, FEES AND EXPENSES....................................    16
   Section 12.01. Indemnification for Taxes, Fees and Expenses...........    16
   Section 12.02. Relevant Currency......................................    17

ARTICLE XIII GOVERNING LAW AND JURISDICTION..............................    17
   Section 13.01. GOVERNING LAW..........................................    17
   Section 13.02. Good Faith Consultation................................    17
   Section 13.03. Submission to Jurisdiction.............................    17
   Section 13.04. WAIVER OF TRIAL........................................    17

ARTICLE XIV  JBIC AGENT..................................................    17
   Section 14.01. Appointment of JBIC Agent..............................    17
   Section 14.02. Tax Certification......................................    18

ARTICLE XV   MISCELLANEOUS...............................................    18
   Section 15.01. Confidentiality........................................    18

                               TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
   Section 15.02. No Assignment; Funding.................................    19
   Section 15.03. No Waiver, Remedies Cumulative.........................    19
   Section 15.04. Partial Illegality.....................................    19
   Section 15.05. Communications.........................................    19
   Section 15.06. Use of English Language................................    20
   Section 15.07. Successors and Assigns.................................    20
   Section 15.08. Further Assurances.....................................    21
   Section 15.09. Counterparts...........................................    21
   Section 15.10. Abbreviation...........................................    21

                                       ANNEXES

Annex A Disbursement Procedures
        Schedule 1 Request for Disbursement
        Schedule 2 Statement of Expenditures
        Schedule 3 Table of Proposed Disbursements
        Schedule 4 JBIC Disbursement Schedule

Annex B Amortization Schedule

Annex C Repayment and Disbursement Accounts

Annex D Environmental Monitoring Form

Annex E JBIC Environmental Guidelines

Annex F Tax Certification

Annex G Disbursement and Payment Procedures

Annex H Form of Promissory Note

Annex I Environmental Disclosure

                               JBIC LOAN AGREEMENT

          This JBIC LOAN AGREEMENT made as of September 30th, 2005 (this "AGREEMENT") by and among SOCIEDAD MINERA CERRO VERDE S.A.A., a Peruvian sociedad anonima abierta listed on the Lima Stock Exchange and organized under the laws of Peru (the "BORROWER"), JAPAN BANK FOR INTERNATIONAL COOPERATION ("JBIC"), and SUMITOMO MITSUI BANKING CORPORATION, in its capacity as JBIC Agent (the "JBIC AGENT").

                                   WITNESSETH:

          (A) WHEREAS, (i) the Borrower owns the Cerro Verde copper mine, including a copper leaching and solution extraction/electrowinning (SX/EW) operation, located in the district of Uchumayo and Yarabamba, Province of Arequipa, Peru and (ii) the board of directors of the Borrower has approved the development (the "SULFIDE PROJECT") of the sulfide portion of the ore body beneath the oxide portion of the ore body currently in production, as more fully set forth in Schedule D to the Master Participation Agreement (as defined below);

          (B) WHEREAS, the Borrower, JBIC, each of the Senior Facility Lenders party thereto, and the Appointed Parties party thereto have entered into the Master Participation Agreement dated as of the date hereof (the "MASTER PARTICIPATION AGREEMENT") and the Master Security Agreement dated as of the date hereof, containing, inter alia, certain representations, warranties, and affirmative and negative covenants of the Borrower to the Senior Facility Lenders, certain uniform conditions of disbursement for the Senior Facility Loans, certain other undertakings, common events of default and security provisions for the common benefit of the Senior Facility Lenders;

          (C) WHEREAS, JBIC is a governmental financial institution of Japan which has among its objectives providing overseas investment loans to companies in developing countries in which Japanese companies invest, and has agreed, in accordance with the Japan Bank for International Cooperation Law and institutional objectives, to provide a credit facility to the Borrower, which is invested in by Japanese companies and exports a certain portion of its mining products to Japan, for purposes of developing and promoting mining activities in Peru to be carried out by the Borrower;

          (D) WHEREAS, the Borrower has requested JBIC to make funds available to the Borrower for the financing of the Sulfide Project described above in paragraph (A)(ii); and

          (E) WHEREAS, JBIC intends that the funding of the Tranche B Loan (as defined below) shall be provided only upon disbursement of the Tranche B Loan Funds by certain financial institutions designated as the JBIC Tranche B Funding Source Banks hereunder.

          NOW THEREFORE, in consideration of the foregoing and of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Master Participation Agreement or the Master Security Agreement, as the case may be. In addition, the following terms shall have the following meanings:

          "ALLEGED BREACH NOTICE": as defined in Section 9.02;

          "AMORTIZATION SCHEDULE": the schedule of the dates and amounts of repayments of the Tranche A Loan and Tranche B Loan set forth in Annex B, as the same may be amended from time to time in accordance with the provisions of this Agreement;

          "AVAILABILITY PERIOD": commencing on the date on which all the conditions set forth in Section 11.01 have been satisfied and ending on the Availability Period End Date;

          "CALCULATION DATE": (i) with respect to any Interest Period, the day which is two (2) LIBOR Business Days prior to the commencement of such Interest Period; and (ii) with respect to any Overdue Period, the day which is two (2) LIBOR Business Days prior to (a) the day on which the Overdue Amount becomes due and payable (for the period from and including such due date up to and excluding the immediately succeeding Interest Payment Date (in the case where such period includes the date of actual receipt of the payment by JBIC, up to and excluding such date)), and (b) to the extent such overdue amount is not paid during the period described in Clause (a) above each succeeding Interest Payment Date (for the subsequent period from and including such Interest Payment Date up to and excluding the immediately succeeding Interest Payment Date (in the case where such period includes the date of actual receipt of the payment by JBIC, up to and excluding such date));

          "DEFAULT": any condition or event which constitutes an MPA Event of Default or a JBIC Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an MPA Event of Default or a JBIC Event of Default;

          "DISBURSEMENT DATE": each date a JBIC Disbursement is made in accordance with the provisions of this Agreement;

          "DISBURSEMENT PROCEDURES": the disbursement procedures set forth in Annex A hereto;

          "DISBURSEMENT SCHEDULE": the disbursement schedule set forth in
Schedule 4 to Annex A;

          "ELIGIBLE CURRENCY": as defined in Section 2.02;

          "ENVIRONMENTAL AND SOCIAL CONSIDERATIONS": the considerations described in Section 9.01(b);

          "FLOATING RATE": with respect to any Interest Period or any Overdue Period, (i) the rate per annum (on the basis of a 360-day year) quoted on the Telerate Screen Page 3750 for the purpose of displaying London interbank offered rates of major banks for deposits in Dollars as the "British Bankers Association Interest Settlement Rate" in Dollars (hereinafter referred to as "BBA LIBOR"), or if such page ceases to display, such other page on Telerate or on such other service as may be selected by JBIC as suitable for determining BBA LIBOR, for a period of six (6) months, at approximately 11:00 a.m., London time, on the relevant Calculation Date, or (ii) if no rate is quoted on such pages on such Calculation Date, the average (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent (1/16%)) of the rates per annum for a period of six (6) months at which deposits in Dollars are offered to at least two Reference Banks, as set out below, in the London interbank market, in each case, at approximately 11:00 a.m., London time, on such Calculation Date. "REFERENCE BANKS" shall mean two or more banks selected by JBIC. In the event that such rate is not available at such time for any reason, then "Floating Rate" for such Interest Period or Overdue Period shall be determined by JBIC;

          "GUARANTEE PAYMENT": as defined in Section 5.02(b);

          "INDEMNITEE": as defined in Section 12.01(b);

          "JBIC": as defined in the Recitals hereto;

          "JBIC AGENT": Sumitomo Mitsui Banking Corporation in its capacity as JBIC Agent;

          "JBIC DISBURSEMENT": each disbursement of the JBIC Facility made in accordance with the provisions of this Agreement, or, as the context may require, the principal amount of such disbursement from time to time outstanding;

          "JBIC ENVIRONMENTAL GUIDELINES": means the Japan Bank for International Cooperation Guidelines for Confirmation of Environmental and Social Considerations, dated April, 2002, a copy of which is attached hereto as Annex E;

          "JBIC EVENT OF DEFAULT": as defined in Section 10.01(c);

          "JBIC FACILITY": as defined in Section 2.01;

          "JBIC LOAN": the aggregate principal amount of all JBIC Disbursements hereunder by JBIC to the Borrower from time to time outstanding;

          "JBIC AGENT NEW YORK DISBURSEMENT ACCOUNT": the JBIC Agent New York disbursement account specified in Annex C (or such other account as may be designated from time to time by the JBIC Agent);

          "JBIC AGENT TOKYO DISBURSEMENT ACCOUNT": the JBIC Agent Tokyo disbursement account specified in Annex C (or such other account as may be designated from time to time by the JBIC Agent);

          "JBIC AGENT NEW YORK REPAYMENT ACCOUNT": the JBIC Agent New York repayment account specified in Annex C (or such other account as may be designated from time to time by the JBIC Agent);

          "JBIC NEW YORK REPAYMENT ACCOUNT": the JBIC repayment account specified in Annex C (or such other account as may be designated from time to time by JBIC Agent);

          "JBIC TRANCHE B FUNDING SOURCE BANK": each of the financial institutions providing the funds for the Tranche B Loan;

          "LIBOR BUSINESS DAY": a day on which dealings in deposits in Dollars are carried on in the London interbank Euro-currency market;

          "MASTER PARTICIPATION AGREEMENT": as defined in the Recitals hereto;

          "MATERIAL PROJECT PARTY": a party to any of the Closing Documents;

          "MONTH": a period commencing on a specific day in any calendar month and ending on and including the day immediately preceding the numerically corresponding day in the next succeeding calendar month, provided that if there is no such numerically corresponding day in the next succeeding calendar month, such period shall expire on and including the last day of such next succeeding calendar month, and references to "Months" shall be construed accordingly;

          "OVERDUE AMOUNT": the Tranche A Overdue Amount and Tranche B Overdue Amount;

          "OVERDUE INTEREST": the Tranche A Overdue Interest and Tranche B Overdue Interest;

          "OVERDUE PERIOD": the Tranche A Overdue Period and Tranche B Overdue Period;

          "PAYMENT AMOUNT": as defined in Annex G;

          "PAYMENT PROCEDURES": the payment procedures set forth in Annex G;

          "PERSON": means any individual, corporation, partnership, joint venture, trust, unincorporated organization or any other juridical entity, or a sovereign state or any agency, authority or political subdivision thereof, or any international organization, agency or authority;

          "PREPAYMENT NOTICE": as defined in Section 4.03;

          "RELEVANT CURRENCY": as defined in Section 12.02;

          "REQUEST FOR DISBURSEMENT": a request given by the Borrower to the JBIC Agent in the form specified in Schedule 1 to Annex A;

          "REQUESTED DISBURSEMENT DATE": the Business Day specified in a Request for Disbursement on which the Borrower has requested JBIC to make a JBIC Disbursement pursuant to this Agreement and the Master Participation Agreement;

          "STATEMENT OF EXPENDITURES": a statement furnished by the Borrower which shall be in the form specified in Schedule 2 to Annex A;

          "TRANCHE A": as defined in Section 2.01;

          "TRANCHE A LOAN": as defined in Section 2.01;

          "TRANCHE A OVERDUE AMOUNT": as defined in Section 5.02(a);

          "TRANCHE A OVERDUE INTEREST": as defined in Section 5.02(a);

          "TRANCHE A OVERDUE PERIOD": as defined in Section 5.02(a);

          "TRANCHE B": as defined in Section 2.01;

          "TRANCHE B LOAN": as defined in Section 2.01;

          "TRANCHE B LOAN FUNDS": the funds provided by the JBIC Tranche B Funding Source Banks for the Tranche B Loans;

          "TRANCHE B OVERDUE AMOUNT": as defined in Section 5.02(b);

          "TRANCHE B OVERDUE INTEREST": as defined in Section 5.02(b); and

          "TRANCHE B OVERDUE PERIOD": as defined in Section 5.02(b).

          Section 1.02 Rules of Interpretation.

          (a) Except as otherwise expressly provided herein, the rules of interpretation set forth in Section 1.02 of the Master Participation Agreement shall apply to this Agreement.

          (b) This Agreement and the Master Participation Agreement shall be viewed as, and shall constitute, one agreement governing the terms and conditions of the Loans. Except in connection with a breach of Section 7.02 and
Article IX, remedies shall be exercised solely pursuant to and in accordance with the Master Participation Agreement and the Master Security Agreement, provided that in connection with the occurrence of a JBIC Event of Default, (i) JBIC and the JBIC Agent may exercise the remedies set forth in Section 10.02 and
(ii) all other Borrower Enforcement Actions shall be exercised solely in accordance with the Master Security Agreement.

          (c) In the event of conflict between this Agreement and the Master Participation Agreement or the Master Security Agreement, except for Section 3.02, Section 4.06(b), Section 7.02, Article IX, Article X, Section 15.01,
Section 15.02 and Annex A, the Master Participation Agreement or the Master Security Agreement, as the case may be, shall prevail.

                                   ARTICLE II

                     AMOUNT OF FACILITY AND USE OF JBIC LOAN

          Section 2.01. Commitment. JBIC hereby agrees to make available to the Borrower, on and subject to the terms and conditions of this Agreement, a loan facility in Dollars in an aggregate amount not exceeding two hundred forty-seven million five hundred thousand Dollars (U.S.$247.5 million) (the "JBIC FACILITY"), consisting of (a) a loan facility in Dollars in an aggregate principal amount not exceeding one hundred seventy-three million two hundred fifty thousand Dollars (U.S.$173.25 million) (such loan facility is herein referred to as "TRANCHE A" and the aggregate principal amount of loans made under Tranche A from time to time outstanding hereunder is referred to as the "TRANCHE A LOAN") and (b) a loan facility in Dollars in an aggregate principal amount not exceeding seventy-four million two hundred fifty thousand Dollars (U.S.$74.25 million) (such loan facility is herein referred to as "TRANCHE B" and the aggregate principal amount of loans made under Tranche B from time to time outstanding hereunder is referred to as the "TRANCHE B LOAN").

          Section 2.02. Eligible Currency. The currency in which JBIC shall make JBIC Disbursements and, except as provided in Section 12.02, the Borrower shall make all payments hereunder is Dollars (the "ELIGIBLE CURRENCY").

                                  ARTICLE III

                                  DISBURSEMENT

          Section 3.01. Disbursement Procedures. Subject to the fulfillment of the conditions referred to in Article XI and the other terms and conditions of this Agreement, JBIC shall disburse the JBIC Facility only in accordance with the Disbursement Procedures. Each such JBIC Disbursement shall consist of a disbursement of the Tranche A Loan and the Tranche B Loan made at the same time and in proportion to the aggregate principal amount of Tranche A and the aggregate principal amount of Tranche B, provided that if the condition set forth in Section 11.01(c) with respect to the initial Disbursement and Section 11.02(c) with respect to all subsequent JBIC Disbursements is not met in respect of Tranche B, JBIC shall disburse only such portion of Tranche B with respect to which the JBIC Agent shall have received the corresponding portion thereof from the relevant JBIC Tranche B Funding Source Banks.

          Section 3.02. Records. The Borrower shall retain or cause to be retained until two (2) years after the Availability Period End Date all records (contracts, orders, notices, invoices, bills, receipts and other documents) evidencing the expenditures for which JBIC Disbursements are requested in accordance with Annex A hereto and shall enable representatives or agents of JBIC to examine such records.

          Section 3.03. Final Disbursement. No JBIC Disbursement shall be made by JBIC under this Agreement or the Master Participation Agreement after the Availability Period End Date, unless otherwise agreed in writing by JBIC and in accordance with Section 10.01 of the Master Participation Agreement.

                                   ARTICLE IV

                    REPAYMENT AND PREPAYMENT OF THE JBIC LOAN

          Section 4.01. Repayment of JBIC Loan. On each Payment Date, the Borrower shall repay a portion of the aggregate principal amount of the JBIC Loan outstanding on the Availability Period End Date in an amount equal to the product of such aggregate principal amount of the JBIC Loan multiplied by the percentage set forth on the Amortization Schedule with respect to such Payment Date. The final principal installment shall be repaid on the Sixteenth (16th) Payment Date and in any event shall be in an amount equal to the aggregate principal amount of the JBIC Loan outstanding on such date. The final Payment Date shall occur not later than ninety (90) months after the first Payment Date, it being understood that in no event shall the Borrower be required to repay an amount exceeding the principal amount of the JBIC Loan outstanding on such Payment Date.

          Section 4.02. Amortization Schedule.

          (a) If any prepayment of the JBIC Loan occurs, the amount prepaid shall be deducted ratably from each of the installments shown in the Amortization Schedule.

          (b) Promptly after the Availability Period End Date, or, if any adjustment pursuant to paragraph (a) of this Section 4.02 shall be made, promptly after such adjustment, the JBIC Agent (in consultation with JBIC) shall prepare and deliver to the Borrower a notice together with the adjusted Amortization Schedule setting forth the amount of each installment to be repaid by the Borrower on each Repayment Date. Such adjusted Amortization Schedule shall be conclusive in the absence of manifest error.

          Section 4.03. Voluntary Prepayment.

          (a) Except as expressly provided otherwise in the Master Participation Agreement, the Borrower may not voluntarily prepay all or any part of the JBIC Loan.

          (b) Subject to satisfaction of the terms of Sections 3.04 and 3.05 of the Master Participation Agreement, the Borrower may, on any Payment Date falling after the Completion Release Date and upon giving no less than sixty
(60) days' prior written irrevocable notice to the JBIC Agent and to JBIC (which notice shall state the amount to be prepaid and the Payment Date on which such voluntary prepayment shall be made; such notice, a "PREPAYMENT NOTICE"), prepay in advance of maturity all or any part (but if in part the amount of any prepayment shall be at least five million five hundred thousand Dollars (U.S.$5,500,000)) of the JBIC Loan, together with all interest accrued thereon up to and including the day immediately preceding the date of such prepayment. Once given, a Prepayment Notice may not be withdrawn.

          (c) In the event of a voluntary prepayment, the Borrower shall pay a prepayment premium of one-half of one per cent (0.5%) of the amount of principal amount of Tranche A to be prepaid to JBIC, which premium shall be paid simultaneously with such prepayment (the "PREPAYMENT PREMIUM"). Once the date for any voluntary prepayment has been notified pursuant to clause (b) above, such date shall be deemed as the due date for the amounts to be paid on that date (including the Prepayment Premium), and should the Borrower fail to pay any such amount on such date, the Borrower shall pay interest on such overdue principal and/or interest and/or Prepayment Premium. Any request for prepayment made by the Borrower in accordance with this Agreement shall be irrevocable and the Borrower shall be bound to prepay the JBIC Loan in accordance therewith.

          (d) Partial prepayments shall be applied to the JBIC Loan in accordance with Section 3.08 of the Master Participation Agreement.

          Section 4.04. Mandatory Prepayment. The Borrower shall prepay the JBIC Loan in accordance with the terms of Section 3.06 of the Master Participation Agreement.

          Section 4.05. Amounts Prepaid. Amounts prepaid pursuant hereto shall not be reborrowed.

          Section 4.06. Suspension and Termination of JBIC Commitment.

          (a) JBIC or the JBIC Agent may, by notice to the Borrower, suspend the commitment to make available the JBIC Facility under the circumstances set forth in Section 3.10 of the Master Participation Agreement.

          (b) JBIC or the JBIC Agent may, by notice to the Borrower terminate the commitment to make available the JBIC Facility in accordance with Section 10.02.

                                   ARTICLE V

                 INTEREST, COMMITMENT CHARGE AND OVERDUE PAYMENT

          Section 5.01. Interest. The Borrower shall pay interest on the JBIC Loan for each Interest Period at the rate of (a) in the case of Tranche A, the Floating Rate for such Interest Period plus (i) prior to the Completion Release Date 0.875% per annum and (ii) following the Completion Release Date 1.475% per annum and (b) in the case of Tranche B, the Floating Rate for such Interest Period plus (i) prior to the Completion Release Date 1.35% per annum and (ii) following the Completion Release Date 1.85% per annum. Such interest shall be paid in arrears in respect of the Tranche A Loan and Tranche B Loan on each Interest Payment Date for each Interest Period.

          Section 5.02. Overdue Payment.

          (a) If the Borrower fails to pay any principal or interest payable under this Agreement with respect to Tranche A on the due date thereof (such overdue amount being hereinafter referred to as the "TRANCHE A OVERDUE AMOUNT"), the Borrower shall pay JBIC interest (hereinafter referred to as the "TRANCHE A OVERDUE INTEREST") on such Tranche A Overdue Amount for the period from and including the due date thereof up to and excluding the date of actual receipt of the payment by JBIC (hereinafter referred to as the "TRANCHE A OVERDUE PERIOD") on demand, to the fullest extent permitted by applicable law, at the applicable interest rate and margin set forth in Section 5.01 plus 2% per annum on each Calculation Date. Such Tranche A Overdue Interest shall accrue after as well as before judgment and in accordance with Section 5.04. Interest at the rate stipulated in Section 5.01 shall not accrue on any Tranche A Overdue Amount during this Period.

          (b) If the Borrower fails to pay any principal or interest payable under this Agreement with respect to Tranche B on the due date thereof (such overdue amount being hereinafter referred to as the "TRANCHE B OVERDUE AMOUNT"), the Borrower shall pay JBIC interest (hereinafter referred to as the "TRANCHE B OVERDUE INTEREST") on such Tranche B Overdue Amount for the period from and including the due date thereof up to and excluding the date of actual receipt of the payment by JBIC (hereinafter referred to as the "TRANCHE B OVERDUE PERIOD") on demand, to the fullest extent permitted by applicable law, at the applicable interest rate and margin set forth in Section 5.01 plus 2% per annum on each Calculation Date provided that, if JBIC has made a payment to the JBIC Tranche B Funding Source Banks, under a political risk guarantee issued to such JBIC Tranche B Funding Source Banks (a "GUARANTEE PAYMENT"), interest on such portion of the Tranche B Overdue Amount equal to the amount of the Guarantee Payment shall accrue at a rate per annum equal to the reasonably evidenced costs of funds to JBIC of funding such Guarantee Payment from time to time, as determined by JBIC in its sole discretion (if such rate is greater than the applicable interest rate and margin set forth in Section 5.01(b)), plus 2% per annum. Such Tranche B Overdue Interest shall accrue after as well as before judgment and in accordance with Section 5.04. Interest at the rate stipulated in Section 5.01 shall not accrue on any Tranche B Overdue Amount during the Tranche B Overdue Period.

          (c) Upon request by the Borrower, the JBIC Agent will promptly notify the Borrower of the Floating Rate so determined by JBIC, provided that the Borrower's obligation to pay such Tranche A Overdue Interest and Tranche B Overdue Interest shall not be conditional upon notification of the relevant rate to the Borrower by the JBIC Agent and such determination by JBIC shall be conclusive absent manifest error.

          (d) Payment of interest by the Borrower in accordance with clause (a) above shall not prejudice the right of JBIC to exercise any other of its rights or claims hereunder, at law or otherwise to remedy any such failure to pay any amount on the due date for payment hereunder.

          Section 5.03. Commitment Charge.

          (a) The Borrower shall pay to the JBIC Agent in consideration of the JBIC Loan a commitment charge on the daily unutilized portion of Tranche A, as such Tranche A may be reduced or terminated as contemplated by Section 2.03 of the Master Participation Agreement, at the rate of 0.25% per annum, and such commitment charge shall accrue from and including the date hereof to and including the Availability Period End Date. Such commitment charge shall be payable in arrears on each Interest Payment Date and on each date falling three
(3) calendar months after each such Interest Payment Date for the period commencing on the date hereof (in the case of the first payment of such commitment charge) or the immediately preceding Interest Payment Date or the date falling three (3) calendar months thereafter (in the case of each subsequent payment of such commitment charge) and ending on the day immediately preceding such subsequent Interest Payment Date or the date falling three (3) calendar months thereafter, with the last installment of such commitment charge to be paid on the Availability Period End Date.

          (b) The Borrower shall pay to the JBIC Agent in consideration of the JBIC Loan a commitment charge on the daily unutilized portion of Tranche B, as such Tranche B may be reduced or terminated as contemplated by Section 2.03 of the Master Participation Agreement, at the rate of 0.25% per annum, and such commitment charge shall accrue from and including the date hereof to and including the Availability Period End Date. Such commitment charge shall be payable in arrears on each Interest Payment Date and on each date falling three
(3) calendar months after each such Interest Payment Date for the period commencing on the date hereof (in the case of the first payment of such commitment charge) or the immediately preceding Interest Payment Date or the date falling three (3) calendar months thereafter (in the case of each subsequent payment of such commitment charge) and ending on the day immediately preceding such subsequent Interest Payment Date or the date falling three (3) calendar months thereafter, with the last installment of such commitment charge to be paid on the Availability Period End Date.

          Section 5.04. Basis of Calculation.

          (a) Interest on Tranche A shall accrue on a day-to-day basis and be computed on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed (fractional sums of less than one cent (U.S.$0.01) being disregarded). Notwithstanding anything to the contrary in the Master Participation Agreement or any other Financing Document, interest on the JBIC Tranche A Loan shall commence to accrue from the date of the JBIC Disbursement in Tokyo, Japan and shall cease to accrue only upon receipt by the JBIC Agent of payment of such interest in New York, New York at the JBIC Agent New York Repayment Account.

          (b) Interest on Tranche B shall accrue on a day-to-day basis and be computed on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed (fractional sums of less than one cent (U.S.$0.01) being disregarded). Notwithstanding anything to the contrary in the Master Participation Agreement or any other Financing Document, interest on the JBIC Tranche B Loan shall commence to accrue from the date of the JBIC Disbursement in Tokyo, Japan and shall cease to accrue only upon receipt by the JBIC Agent of payment of such interest in New York, New York at the JBIC Agent New York Repayment Account.

          Section 5.05. Up-front Fee. Subject to Section 12.21(e) of the Master Participation Agreement, the Borrower shall pay to the JBIC Agent in consideration of the JBIC Loan (i) an up-front fee with respect to the Tranche A Loans in the amount of 0.85% times the aggregate principal amount of Tranche A on the earlier of the Closing Date and the date that is 30 (thirty) days after the date of this Agreement; and (ii) an up-front fee with respect to the Tranche B Loans in the amount of 1.10% times the aggregate principal amount of Tranche B on the earlier of the Closing Date and the date that is 30 (thirty) days after the date of this Agreement.

          Section 5.06. Agency Fee. The Borrower shall pay to the JBIC Agent in respect of this Agreement, the Master Participation Agreement and any other Financing Documents all fees provided for in the fee letters executed between the Borrower and the JBIC Agent, the amount and method of payment of which shall be agreed separately in such fee letters.

          Section 5.07. Promissory Notes. (a) As additional evidence of the Borrower's obligation to pay the principal of the JBIC Loans as provided in
Section 4.01 hereof, the Borrower shall execute and deliver to the JBIC Agent on behalf of JBIC Promissory Notes issued by the Borrower, in substantially the form set forth in Annex H, with a dual column translation into Spanish to be included therein, in accordance with Section 2.08 of the Master Participation Agreement.

          (b) The execution and delivery by the Borrower of the Promissory Notes shall not affect in any way whatsoever the rights or obligations of the Borrower under this Agreement, and the right and claims of JBIC under the Promissory Notes held by it shall not replace or supersede the rights and claims of JBIC hereunder, provided that payment of any part of the principal of any such Promissory Note in accordance with the terms of this Agreement shall, to the extent that such payment if made hereunder would discharge the Borrower's obligations hereunder in respect of the payment of the principal of the JBIC Loan evidenced by such Promissory Note, discharge pro tanto and the payment of any principal of a JBIC Loan in accordance with the terms and conditions hereof shall discharge the obligations of the Borrower under the Promissory Note evidencing such JBIC Loan to the extent of such payment.

                                   ARTICLE VI

                              PAYMENTS AND CURRENCY

          Section 6.01. Place and Time of Payment. (a) All payments shall be made in accordance with the Payment Procedures set forth in Annex G (or such other payment procedures as may be agreed by the parties from time to time).

          (b) All payments to be made by the Borrower under this Agreement and the Promissory Notes shall be paid in the Eligible Currency (or, if made pursuant to Article XII, in the Relevant Currency) in immediately available funds to the JBIC Agent at the JBIC Agent New York Repayment Account. In all cases payment shall be required to be made to the JBIC Agent no later than 11:00 a.m., New York time, on the relevant Payment Date. Any payment made on such due date but after such time shall be deemed to have been made on the immediately succeeding Business Day, and Tranche A Overdue Interest pursuant to Section 5.02(a) and Tranche B Overdue Interest pursuant to Section 5.02(b) shall accrue and be payable upon any payment so made. So long as the JBIC Agent receives each such payment by 11:00 a.m., New York time, the JBIC Agent shall transfer such funds to (i) JBIC at the JBIC New York Repayment Account and (ii) to the Tranche B Funding Source Banks to such account as may be designated from time to time by each of the Tranche B Funding Source Banks, in each case on the same Business Day no later than 12:00 p.m., New York time.

          Section 6.02. Payments to be Free of Claims and Taxes. Section 3.09 of the Master Participation Agreement, as qualified by Section 12.13 of the Master Participation Agreement, is incorporated by reference as is fully set forth herein.

          Section 6.03. Payments in Eligible Currency. The obligation of the Borrower hereunder to make payments in the Eligible Currency or the Relevant Currency, as the case may be, shall not be discharged or satisfied by any amount, tender or recovery (whether pursuant to any judgment or otherwise) expressed, paid or made in or converted into any currency other than the Eligible Currency or the Relevant Currency, as the case may be, except to the extent to which such amount, tender or recovery so expressed, paid, made or converted shall result in the effective receipt by JBIC of the full amount of the Eligible Currency or the Relevant Currency, as the case may be, payable to JBIC hereunder at any relevant time and accordingly the primary obligation of the Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the Eligible Currency or the Relevant Currency, as the case may be, of the amount (if any) by which such effective receipt shall fall short of the full amount of the Eligible Currency or the Relevant Currency, as the case may be, payable hereunder, and shall not be affected by judgment being obtained for any other sum due under this Agreement.

          Section 6.04. Payment to be made on Business Day. If any payment to be made by the Borrower hereunder falls due on any day which is not a Business Day, such payment shall be made on the immediately following Business Day and the amount of interest shall be adjusted accordingly.

          Section 6.05. Borrower Acknowledgment. The Borrower hereby acknowledges and agrees that any assignee of or a holder of a participation or other interest in the JBIC Loan (including each of the JBIC Tranche B Funding Source Banks) shall be entitled through the JBIC Agent and without duplication to the rights and benefits under each of Sections 6.02, 12.01, 12.02, 12.03 and
12.04 of this Agreement and Sections 3.11, 3.12 and 12.21 of the Master Participation Agreement, as if each such provision named, and operated directly in favor, of such assignee or holder.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

          Section 7.01. Representations and Warranties. The Borrower has given certain representations and warranties set forth in Article VI of the Master Participation Agreement. The rights of JBIC in respect of such representations and warranties are set forth in the Master Participation Agreement and the Master Security Agreement.

          Section 7.02. JBIC Environmental Guidelines. The Borrower represents and warrants that except as disclosed in Annex I, as of the date hereof and as of the Closing Date, the construction activities conducted in connection with the Sulfide Project and the operations and properties of the Borrower are in compliance with the JBIC Environmental Guidelines, except for any immaterial issues of non-compliance of which the Borrower is not specifically aware and as to which no remedial action has been requested by any applicable Governmental Authority.

                                  ARTICLE VIII

                                    COVENANTS

          Section 8.01. Master Participation Agreement Covenants. The Borrower has undertaken certain covenants as set forth in Article VII of the Master Participation Agreement. The rights of JBIC in respect of such covenants are set forth in the Master Participation Agreement and the Master Security Agreement.

                                   ARTICLE IX

                     ENVIRONMENTAL AND SOCIAL CONSIDERATIONS

          Section 9.01. Environmental and Social Considerations.

          (a) The Borrower shall construct the Sulfide Project and operate the Business in compliance with the JBIC Environmental Guidelines. If, due to unforeseen circumstances, the Borrower learns that it is not in compliance with the JBIC Environmental Guidelines, the Borrower shall promptly report such non-compliance to JBIC.

          (b) The Borrower shall implement and maintain an environmental monitoring program which monitors the environmental compliance of the Borrower and its Business in accordance with Section 7.23 of the Master Participation Agreement. The Borrower shall, upon JBIC's reasonable request, report to JBIC on measures and monitoring related to environmental and social considerations (hereinafter referred to as the "ENVIRONMENTAL AND SOCIAL CONSIDERATIONS") undertaken by the Borrower in connection with its compliance with the JBIC Environmental Guidelines (including, to the extent applicable, on the results of discussions with stakeholders of the Business held in accordance with clause (c) below). Such report shall be in form and substance reasonably satisfactory to JBIC and shall address, among other matters, measures taken by the Borrower with respect to air pollution, water pollution and disposal of wastes as they relate to the Business. From and after the date of Start-up of Commercial Production, the Borrower shall provide an annual environmental compliance report, in the form attached hereto as Annex D, by no later than March 31st of each year. The Borrower shall provide promptly upon request such other items as may be reasonably requested in writing from time to time by JBIC or the JBIC Agent with respect to the Borrower's compliance with Applicable Environmental Laws and the JBIC Environmental Guidelines.

          (c) If any problems regarding the Environmental and Social Considerations arise, the Borrower shall make reasonable efforts for discussions to be held between the Borrower and stakeholders of the Business (including, to the extent applicable, local residents and local NGOs affected by the Project).

          (d) When the Government of the Republic of Peru (including local governments) and other stakeholders of the Business have important roles to play in terms of the Environmental and Social Considerations, the Borrower shall endeavor to enter into agreements with such parties.

          (e) If JBIC reasonably believes that the Borrower is not in compliance with the JBIC Environmental Guidelines, JBIC or the JBIC Agent shall have the right to notify the Borrower of the same and to request discussion with the Borrower concerning such non-compliance. If, following discussion of such non-compliance, JBIC continues to reasonably believe that the Borrower is not in compliance with the JBIC Environmental Guidelines, JBIC shall have the right to require that the Borrower permit JBIC, any environmental consultant chosen by JBIC or any agent or representative thereof access to the Project Property, in each case (i) at the expense of the Borrower and (ii) subject to the confidentiality provisions set forth in Section 15.01.

          Section 9.02. Effect of Breach of Environmental and Social Considerations. If the Borrower is in breach in any material respect of its obligations under Section 9.01, then, after consultation between JBIC and the Borrower, JBIC may send to the Borrower a notice of such breach (an "ALLEGED BREACH NOTICE"). Thereafter, JBIC shall have the right to require that the Borrower permit JBIC, any environmental consultant chosen by JBIC or any agent or representative thereof access to the Project Property, (i) in each case at the expense of the Borrower and (ii) subject to the confidentiality provisions set forth in Section 15.01. If such breach remains uncured within ninety (90) days after the receipt by the Borrower of an Alleged Breach Notice, JBIC or the JBIC Agent may, by notice to the Borrower, declare that a JBIC Event of Default has occurred in accordance with Section 10.01(c)(iii). Notwithstanding the foregoing, the parties acknowledge that neither JBIC nor the JBIC Agent shall have the right to declare the occurrence of a JBIC Event of Default, if the Borrower has within such ninety (90) day period adopted a plan reasonably acceptable to JBIC to cure such breach and thereafter diligently implements such plan.

                                   ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

          Section 10.01. Events of Default. (a) Article IX of the Master Participation Agreement is incorporated by reference herein as if fully set forth herein in accordance with their terms, unless waived in accordance with the Master Participation Agreement.

          (b) Upon the occurrence and Continuance of an MPA Event of Default, JBIC shall have each of the rights and remedies provided in Article V of the Master Security Agreement exercisable only pursuant and in accordance to the terms thereof.

          (c) Each of the following events shall be a "JBIC EVENT OF DEFAULT" under this Agreement:

               (i) if the SMM Concentrate Sales Agreement is terminated or cancelled for any reason or amended, supplemented or otherwise modified to reduce the quantity of minimum annual purchases thereunder or to reduce the term thereof, and the same is not replaced within one hundred eighty (180) days with equivalent arrangements acceptable to JBIC with customers in Japan;

               (ii) if either SC or SMM is in breach of its obligations under
Section 2.01(c) of the Transfer Restrictions Agreement or the Sumitomo Participant (or any Sumitomo Affiliate Transferee) makes or permits a Transfer of its Restricted Common Stock that requires the prior written consent of JBIC in accordance with Section 2.02(d) of the Transfer Restrictions Agreement without the prior written consent of JBIC; or

               (iii) if at any time (i) JBIC shall declare the existence of a JBIC Event of Default in accordance with the requirements of Section 9.02 or
(ii) the representation and warranty made by the Borrower under Section 7.02 shall prove to have been false when made in any material respect and is not corrected or cured within ten (10) Business Days after notice from JBIC or the JBIC Agent specifying such breach and requesting that it be remedied.

          Section 10.02. Consequences of JBIC Event of Default. Upon the occurrence of a JBIC Event of Default pursuant to Section 10.01, JBIC or the JBIC Agent (acting on behalf of JBIC) may, by notice to the Borrower, take the following actions, so long as such actions are taken concurrently: (i) terminate its commitment to make available the JBIC Facility and (ii) declare the JBIC Loan then outstanding, together with accrued interest and any other charges thereon, to be immediately due and payable.

                                   ARTICLE XI

                              CONDITIONS PRECEDENT

          Section 11.01. Conditions Precedent to Initial Disbursement. The obligation of JBIC to make the initial JBIC Disbursement under this Agreement shall be subject to (a) the fulfillment, in a manner satisfactory to JBIC, prior to or concurrently with the making of such initial JBIC Disbursement, of the conditions precedent set forth in Section 5.01 of the Master Participation Agreement (or waiver thereof in accordance with Section 5.01 of the Master Participation Agreement), which conditions are incorporated by reference herein as if fully set forth herein; (b) the fulfillment of the conditions set out in clause (1) of Annex A attached hereto (or waiver thereof by JBIC in accordance with Section 5.01 of the Master Participation Agreement); and (c) with respect to any JBIC Disbursement of Tranche B, the JBIC Agent shall have received the corresponding portion of Tranche B from each JBIC Tranche B Funding Source Bank.

          Section 11.02. Conditions to Subsequent JBIC Disbursements. The obligation of JBIC to make any JBIC Disbursement under this Agreement subsequent to the initial JBIC Disbursement shall be subject to (a) the fulfillment, in a manner satisfactory to the Requisite Lenders, prior to or concurrently with the making of such JBIC Disbursement, of the conditions precedent set forth in
Section 5.02 of the Master Participation Agreement (or waiver thereof in accordance with Section 5.02 of the Master Participation Agreement), which conditions are incorporated by reference herein as if fully set forth herein;
(b) the fulfillment of the conditions set out in paragraph (1) of Annex A attached hereto (or waiver thereof in accordance with Section 5.02 of the Master Participation Agreement); and (c) with respect to any JBIC Disbursement of Tranche B, the JBIC Agent shall have received the corresponding portion of Tranche B from each JBIC Tranche B Funding Source Bank.

                                   ARTICLE XII

                            TAXES, FEES AND EXPENSES

          Section 12.01. Indemnification for Taxes, Fees and Expenses. The Borrower shall pay or cause to be paid and shall indemnify JBIC and the JBIC Agent against:

          (a) Without duplication of the Borrower's obligations under Section
12.21 of the Master Participation Agreement, the Borrower agrees (i) to pay or reimburse each of JBIC and the JBIC Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, waiver or modification of this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, any documentary taxes and the reasonable fees, disbursements and other charges of external counsel to each of JBIC and the JBIC Agent, and (ii) to pay or reimburse each of JBIC and the JBIC Agent for all its reasonable costs and expenses incurred in connection with any amendment, supplement or modification to, or waiver in respect of this Agreement, or its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, the reasonable fees, disbursements and other charges of external counsel, provided in each case JBIC or the JBIC Agent shall first have provided the Borrower with a receipt and supporting documentation certifying the amount of such costs and expenses and that the relevant amounts shall be due and payable 30 days thereafter. The agreements in this Section shall survive repayment of the Advances, provided that no claims shall be made by JBIC or the JBIC Agent under this Section after the first anniversary of the termination of this Agreement and repayment of the Advances and all other amounts payable hereunder. Notwithstanding the foregoing, and subject to Section 3.01 hereof, the Borrower shall have no obligation to indemnify either JBIC or the JBIC Agent against any losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, disbursements, or expenses arising out of the failure of JBIC or the JBIC Agent, as the case may be, upon satisfaction of all conditions set forth in
Article XI, to disburse the amount required to be disbursed hereunder.

          (b) Without duplication of the Borrower's obligations under Section
12.21 of the Master Participation Agreement, the Borrower shall indemnify the JBIC Agent and JBIC, and each Related Party of the JBIC Agent or JBIC (each an "INDEMNITEE") from, and hold each Indemnitee harmless against, any and all losses, claims, damages, liabilities and related expenses (other than Excluded Taxes), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the JBIC Loan or the use of the proceeds therefrom or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are incurred by reason of the negligence or willful misconduct of such Indemnitee; provided further that in each case JBIC or the JBIC Agent shall first have provided the Borrower with a certificate setting forth the amount of such losses, claims, damages, liabilities and related expenses, together with reasonable evidence of payment therefore.

          Section 12.02. Relevant Currency. All amounts payable by the Borrower under this Article XII in respect of any tax, duty, penalty, fee, expense, charge, interest, loss, cost or liability shall be payable in the currency in which such tax, duty, penalty, fee, expense, charge, interest, loss, cost or liability is denominated or, if JBIC or the JBIC Agent shall so request, in any other currency at the current exchange rate specified by JBIC or the JBIC Agent (such denominated or other currency, the "RELEVANT CURRENCY").

                                  ARTICLE XIII

                         GOVERNING LAW AND JURISDICTION

          Section 13.01. GOVERNING LAW. IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 13.02. Good Faith Consultation. The parties hereto undertake to use good faith efforts to resolve any dispute arising out of or in connection with this Agreement through consultation in good faith and mutual understanding, provided that such consultation shall not prejudice the exercise of any right or remedy of either party hereto by any such party in respect of any such dispute.

          Section 13.03. Submission to Jurisdiction. The provisions of Section
12.16 of the Master Participation Agreement are incorporated by reference herein as if fully set forth herein.

          Section 13.04. WAIVER OF TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE ACTIONS OF ANY OTHER PERSON PARTY HERETO OR THERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                   ARTICLE XIV

                                   JBIC AGENT

          Section 14.01. Appointment of JBIC Agent. JBIC hereby appoints Sumitomo Mitsui Banking Corporation to act as JBIC's agent in connection herewith, the Master Participation Agreement and any other related agreements to which JBIC and the JBIC Agent are parties, and any other Financing Document and authorizes the JBIC Agent to exercise such rights, powers and discretions as are specifically delegated to the JBIC Agent by the terms hereof and thereof together with all such rights, powers and discretions as are reasonably incidental thereto. The Borrower hereby acknowledges that JBIC has irrevocably appointed and authorized the JBIC Agent to act on its behalf in all matters related to this Agreement, the Master Participation Agreement, the other Financing Documents and any other related agreement to which JBIC and the JBIC Agent are parties. The JBIC Agent shall be obligated to perform only those duties and responsibilities specifically set out in this Agreement, any other Financing Documents and any other related Agreement to which JBIC and the JBIC Agent are parties, and the parties hereto agree that there shall be no implied covenants or obligations arising under this Agreement or any other Financing Document on the part of the JBIC Agent.

          Section 14.02. Tax Certification. The JBIC Agent shall, from time to time following receipt of a written request therefor by the Borrower, furnish to the Borrower a certification as to the fact that the JBIC Agent is "unrelated" to the Borrower, in the form set forth in Annex F, and any other certification as may be necessary under Peruvian law to qualify for a reduced rate of withholding tax.

                                   ARTICLE XV

                                  MISCELLANEOUS

          Section 15.01. Confidentiality.

          (a) Each party to this Agreement shall maintain the confidentiality of all information disclosed to it concerning this Agreement and the JBIC Facility and shall, unless otherwise required by law, not voluntarily disclose it without the prior written consent of the other parties hereto to anyone other than to the directors, officers, employees, accountants, consultants, counsel and representatives of the parties hereto, or any proposed transferee of the Tranche B Loan with a reasonable need to know such information (provided, in the case of such a proposed transferee or participant, that such transfer is permissible under this Agreement and provided further, in a proposed transferee or participant, the proposed transferee or participant, as the case may be, first agrees in writing to be subject to this Section 15.01), except that this provision shall not prevent the parties from disclosing information that (i) becomes generally available to the public other than as a result of a disclosure by such Person or its representatives in violation of this Agreement, (ii) is or becomes available to such Person on a non-confidential basis from a source other than the parties hereto when such source is entitled to make such disclosure or
(iii) subject to paragraph (c) below, is required to be disclosed in accordance with any applicable Governmental Rule.

          (b) If such information is so disclosed to any Person, the disclosing party agrees to instruct such Person to keep such information confidential.

          (c) If such information is required to be disclosed in accordance with any applicable Governmental Rule, unless specifically prohibited by applicable law or court order, the disclosing party shall, prior to disclosure thereof, use its best efforts to notify the other parties hereto of any request for disclosure of any such information (i) by any Governmental Authority (other than any such request in connection with an examination of the financial condition of any Senior Facility Lender) or (ii) pursuant to any legal process, so that in each case the other parties hereto may seek an appropriate protective order to maintain the confidentiality of such information.

          (d) The agreements in this Section 15.01 shall survive the termination of this Agreement.

          Section 15.02. No Assignment; Funding. This Agreement shall be binding upon and inure to the benefit of the Borrower, JBIC and their respective successors and assigns; provided that the Borrower may not assign any or all of its rights or obligations hereunder to any Person in any manner whatsoever without the prior written consent of JBIC. The Borrower acknowledges and agrees that the Tranche B Loan shall be provided only upon disbursement of the Tranche B Loan Funds by the JBIC Tranche B Funding Source Banks.

          Section 15.03. No Waiver, Remedies Cumulative. No failure or delay in exercising on the part of JBIC any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof, or the exercise of any other right. No waiver by JBIC hereunder shall be effective unless it is in writing. The rights and remedies provided herein are cumulative and not exclusive of any other right or remedy provided by law.

          Section 15.04. Partial Illegality. If at any time any provision hereof becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity nor enforceability of any other provision hereof shall in any way be affected or impaired thereby.

          Section 15.05. Communications. Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or sent by electronic mail confirmed by facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) (provided that a notice sent by electronic mail shall be duly given only at the time the facsimile transmission confirming the same is sent) or facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party (any such communication that is not in writing shall be confirmed in writing):

If to the Borrower:     Sociedad Minera Cerro Verde S.A.A.
                        Asiento Minero Cerro Verde S/N
                        Uchumayo - Arequipa
                        Peru
                        Attention: General Manager
                        Telephone: (054) 283-363
                        Facsimile: (054) 283-376

With a copy to PDC, at: Phelps Dodge Tower
                        1 North Central Avenue
                        Phoenix, Arizona 85004
                        U.S.A.
                        Attention: Treasurer
                        Telephone: (602) 366-8100
                        Facsimile: (602) 366-8150

If to JBIC:             Japan Bank for International Cooperation
                        4-1, Ohtemachi 1 - Chome
                        Chiyoda-ku
                        Tokyo, Japan 100 - 8144
                        Attention: Director, Division 1, Project Finance
                        Department
                        Telephone: +81-3-5218-3812
                        Facsimile: +81-3-5218-3976

If to the JBIC Agent:   Sumitomo Mitsui Banking Corporation
                        Structured Finance Department
                        1-2, Yurakucho 1 - Chome
                        Chiyoda-ku
                        Tokyo, Japan 100 - 0006
                        Attention: Credit Control & Administration Group
                        Telephone: +81-3-3592-8244
                        Facsimile: +81-3-3580-8432

or in each case to such other address as any party hereto may designate by written notice to the other party hereto.

          Notices, requests, demands or other communications given or made as aforesaid (i) by registered air mail shall be deemed to have been duly given or made seven (7) Business Days after being deposited in the mails, and (ii) by internationally recognized courier service or by facsimile shall be deemed to have been duly given or made when the internationally recognized courier service or facsimile or is duly received by the recipient.

          Section 15.06. Use of English Language. All documents to be furnished or notices, requests or other communications to be given or made under this Agreement shall, unless specified otherwise in this Agreement, be in the English language or, if in another language, shall, if JBIC so requests, be accompanied by a translation into English certified by a representative of the Borrower.

          Section 15.07. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Borrower, the JBIC Agent and JBIC, except that neither the Borrower nor the JBIC Agent may assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of JBIC.

          Section 15.08. Further Assurances. The Borrower agrees to cooperate with JBIC in connection with the exercise of any of its rights hereunder and agrees, promptly upon request by JBIC or the JBIC Agent, to execute, acknowledge and deliver all further instruments and documents, and take all such further acts, consistent with legal and regulatory restrictions applicable to the Borrower, as JBIC or the JBIC Agent may reasonably request from time to time in order to carry out the purposes hereof or to enable JBIC to exercise and enforce its rights and remedies hereunder.

          Section 15.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 15.10. Abbreviation. This Agreement shall be referred to as the "JBIC LOAN TO CERRO VERDE" in communications between the Borrower and JBIC, as well as in relevant documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower, JBIC and the JBIC Agent, acting through their duly authorized representatives, have caused this Agreement to be duly executed as of the date first written above.

JAPAN BANK FOR INTERNATIONAL            SOCIEDAD MINERA CERRO VERDE S.A.A.:
COOPERATION:


By: /s/ Akira Ogawa                     By: /s/ Cristian Moran
    ---------------------------------       ------------------------------------
Name: Akira Ogawa                       Name: Cristian Moran
Title: Director General - Energy and    Title: Attorney in Fact
Natural Resources Finance Department


SUMITOMO MITSUI BANKING CORPORATION:


By: /s/ Takashi Shimahara
    ---------------------------------
Name: Takashi Shimahara
Title: Joint General Manager -
Structured Finance Department

                                                                         ANNEX A

                             DISBURSEMENT PROCEDURES

          Unless otherwise agreed in writing by the parties to this Agreement, JBIC Disbursements under this Agreement and the Master Participation Agreement shall be made in accordance with the following procedures:

          1. REQUEST FOR DISBURSEMENT

          1.1 Simultaneously with the execution of this Agreement, the Borrower shall deliver to JBIC and the JBIC Agent a proposed schedule of disbursement for the JBIC Loan substantially in the form of Schedule 4 to this Annex A.

          1.2 The Borrower shall, at least fifteen (15) Business Days prior to the intended date of Disbursement, submit to the JBIC Agent a duly completed Request for Disbursement substantially in the form of Schedule 1 to this Annex A signed by the Borrower and accompanied by a duly completed and signed Statement of Expenditures substantially in the form of Schedule 2 to this Annex A.

          1.3 The Statement of Expenditures shall include the expenditures already paid by the Borrower as Project Costs or estimated to be paid through the relevant Disbursement Date. The Statement of Expenditures may also include the expenditures that are scheduled to be paid by the Borrower during the ninety
(90) day period after the date of the relevant Statement of Expenditures (the "Estimated Expenditures"), provided that should any Statement of Expenditures include the Estimated Expenditures, the Borrower shall submit to the JBIC Agent the revised relevant Statement of Expenditures promptly after such period.

          1.4 In the event that any expenditure shown in a Statement of Expenditures is incurred in a currency other than the Eligible Currency, such amounts shall be converted into the Eligible Currency at a rate of exchange reasonably chosen by the Borrower and used by the Borrower for the preparation of its financial statements, as set forth in the Statement of Expenditures.

          1.5 The Request for Disbursement and the Statement of Expenditures shall be reviewed by the JBIC Agent as to its compliance with the provisions of this Agreement. If the Request for Disbursement will result in breach of any provision of this Agreement, the JBIC Agent, after consultation with JBIC, may reject such Request for Disbursement.

          2. DISBURSEMENT

          2.1 Subject to the terms and conditions of this Agreement, including without limitation, Sections 11.01 and 11.02 and this Annex A, the JBIC Agent shall, upon its receipt, notify JBIC of the date and the amount of the requested JBIC Disbursement in a Request for Disbursement. On each Disbursement Date before the close of business in Tokyo, JBIC shall disburse the Tranche A Loans to the JBIC Agent Tokyo Disbursement Account and on or prior to 12:00 p.m., New York time, the JBIC Tranche B Funding Source Banks shall disburse the Tranche B Loans into the JBIC Agent New York Disbursement Account and the Disbursement Procedures set forth in Annex G (or such other procedures as may be agreed by the parties from time to time) shall be observed, provided that, if the said intended date of the JBIC Disbursement is not a Business Day, such JBIC Disbursement shall be made on the immediately succeeding Business Day.

          2.2 Notwithstanding the foregoing, JBIC shall be deemed to have made a JBIC Disbursement to the Borrower at the time when JBIC disburses the Tranche A Loans to the JBIC Agent Tokyo Disbursement Account and the Tranche B Loans are disbursed into the JBIC Agent New York Disbursement Account in accordance with
Section 2.1 and shall, as from the date of such disbursement, constitute a valid and binding obligation upon the Borrower in respect of repayment of the corresponding amount of the JBIC Loan and the payment of interest and any other amount payable hereunder in relation thereto, each in accordance with and in the manner contemplated by this Agreement.

          2.3 No more than one (1) JBIC Disbursement shall be made hereunder in any calendar month period. In addition, no JBIC Disbursement shall be made during any thirty (30) day period immediately preceding the date of payment of commitment charges pursuant to Section 5.03.

          2.4 In the event that the total amount set forth in the Statement of Expenditures with respect to any JBIC Disbursement is less than the amount of the JBIC Disbursement requested in the relevant Request for Disbursement, then the JBIC Disbursement shall be made only up to the amount set forth in such Statement of Expenditures. Except with respect to the last JBIC Disbursement, each JBIC Disbursement shall not be less than five hundred thousand Dollars (U.S.$500,000).

          2.5 Promptly after the JBIC Disbursement is made, the JBIC Agent shall
(i) notify the Borrower of the date and amount of the Disbursement by sending two (2) original copies of the Table of Disbursements (the "Table of Disbursements") substantially in the form of Schedule 3 to this Annex A to the Borrower and (ii) send a copy thereof to JBIC. The Borrower, promptly after receipt thereof, shall (i) duly acknowledge and confirm such Table of Disbursements and return one (1) original copy to the JBIC Agent and (ii) send a copy thereof to JBIC.

          3. GENERAL

          On each day on which a JBIC Disbursement shall be made, the amount of the Facility shall be reduced by the amount of such JBIC Disbursement. Notwithstanding any provision of this Agreement to the contrary, JBIC shall not be required to make any JBIC Disbursement hereunder if, as a result thereof, the amount of the Facility would thereby be exceeded. JBIC Disbursements will be made only during the Availability Period.

                                                                      Schedule 1

                            Request for Disbursement
                         (Re: JBIC Loan to Cerro Verde)

                                                          Date: ________________
                                                          Serial No.: __________

Sumitomo Mitsui Banking Corporation, as JBIC Agent
[Address]

Attn: [Director]
      [Name of Department]

Dear Sirs:

          Pursuant to Section 1.2 of Annex A to the JBIC Loan Agreement dated Ocotber 5th, 2005 among Japan Bank for International Cooperation, as Lender, Sociedad Minera Cerro Verde S.A.A., as Borrower, and Sumitomo Mitsui Banking Corporation, as JBIC Agent (the "JBIC Loan Agreement") (JBIC Loan to Cerro Verde) (terms defined in the JBIC Loan Agreement (including those defined by reference to the Master Participation Agreement referred to therein) have the same meaning herein), we hereby request JBIC to disburse the amount specified below.

Date of JBIC Disbursement: _______________

Disbursement Amount in the Eligible Currency: Tranche A [____________]
                                              Tranche B [____________]

          Please make a JBIC Disbursement of the above-mentioned amount by means of a telegraphic transfer into the following account.

Bank Name/Branch Name: Sumitomo Mitsui Banking Corporation
Address of the Branch: ___________________________________
Account Name/Account Number: _____________________________
Reference: _______________________________________________
Attn: ____________________________________________________

          The current outstanding principal amount of the [JBIC Loan] excluding the amount set forth in this Request for Disbursement is:

                           Tranche A: [____________]
                           Tranche B: [____________]

          We enclose the Statement of Expenditures specifying the above-mentioned amount for the JBIC Disbursement.

          We hereby certify (i) that no Default has occurred and is continuing or would result from the making of such Disbursement (ii) that such JBIC Disbursement is in accordance with the Table of Disbursements (attached hereto as Schedule 3), (iii) that the proceeds of such JBIC Disbursement are (a) to be used solely to pay expenditures (x) already paid by the Borrower as Project Costs, (y) estimated to be paid through the relevant Disbursement Date, or (z) that are scheduled to be paid by the Borrower as Project Costs during the ninety
(90) day period after the relevant Disbursement Date and (b) are necessary to pay such Project Costs already paid, due or projected to become due within ninety (90) days after such Requested Disbursement Date (other than in cases of Punchlist Items on the final JBIC Disbursement), and (iv) that each of the conditions precedent set forth in Section [5.01/5.02(1)] of the Master Participation Agreement has been satisfied or waived.

                                        Yours faithfully,

                                        Sociedad Minera Cerro Verde S.A.A.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(1) This reference should be Section 5.01 in case of the initial disbursement and Section 5.02 in case of all subsequent disbursements.

                                                                      Schedule 2

                            Statement of Expenditures
                         (Re: JBIC Loan to Cerro Verde)

                                                              Date: ____________
                                                              Serial No. _______

Sumitomo Mitsui Banking Corporation, as JBIC Agent
[Address]

Attn: [Director]
      [Name of Department]

Dear Sirs:

          Pursuant to Section 1.3 of Annex A to the JBIC Loan Agreement dated September 30th, 2005 between Japan Bank for International Cooperation, as Lender, Sociedad Minera Cerro Verde S.A.A., as Borrower and Sumitomo Mitsui Banking Corporation, as JBIC Agent (the "JBIC Loan Agreement") (JBIC Loan to Cerro Verde) (terms defined in the JBIC Loan Agreement (including those defined by reference to the Master Participation Agreement referred to therein) having the same meaning herein) and in relation to the disbursement requested to be made on ____________, 20__, we hereby submit to you our Statement of Expenditures.

                                        Yours faithfully,

                                        Sociedad Minera Cerro Verde S.A.A.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                      Schedule 2

                            Statement of Expenditures
                           (JBIC Loan to Cerro Verde)

1               2             3                   4                 5                       6               7
-------------   -----------   -----------------   ---------------   ---------------------   -------------   ------------------------
                Category of   Brief Description                     Amount in Currency of                   Amount in [ the Eligible
Name of Payee   Expenditure   of Payment          Date of Payment   Expenditure             Exchange Rate   Currency ]
-------------   -----------   -----------------   ---------------   ---------------------   -------------   ------------------------


                                                  (A)Total                                                              *
                                                  (B)Amount to be disbursed                                             *

                                        Sociedad Minera Cerro Verde S.A.A.

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Remarks:

*    Please insert the amount denominated in the Eligible Currency.

                                                                      Schedule 3

                                                      (JBIC Loan to Cerro Verde)
                                                         No. ___________________
                                                         Date: _________________

                             Table of Disbursements

                           (JBIC Loan to Cerro Verde)

Dear Sirs:

     We are sending herewith two (2) copies of the Table of Disbursements concerning the captioned JBIC Loan.

     The said Table of Disbursements shall be conclusive and binding in the absence of manifest error.

                                        Yours faithfully,

                                        Sumitomo Mitsui Banking Corporation,
                                        as JBIC Agent


                                        ----------------------------------------
                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

Acknowledged and confirmed
Sociedad Minera Cerro Verde S.A.A.


By
   -------------------------------------
   (authorized signature)

                                                      (Attachment to Schedule 3)

                    JAPAN BANK FOR INTERNATIONAL COOPERATION

                             TABLE OF DISBURSEMENTS
                          for JBIC Loan to Cerro Verde

                                                (Amounts expressed in _________)

   Date of                                           Outstanding Balance
    JBIC       Amount Disbursed   Amount Disbursed   (Total of Tranche A     Remarks as of
Disbursement       Tranche A          Tranche B         and Tranche B)      previous month
------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------

------------   ----------------   ----------------   -------------------   ----------------
Total                                                                      as of this month

                                                           Schedule 4 to Annex A

                       JBIC Proposed Disbursement Schedule

                           Amount for               Amount for
Disbursement Date    Disbursement Tranche A   Disbursement Tranche B
-----------------    ----------------------   ----------------------
November 2005                9,625,000               4,125,000
March 2006                  43,312,500              18,562,500
June 2006                   33,687,500              14,437,500
September 2006              43,312,500              18,562,500
January 2007                43,312,500              18,562,500
                           -----------              ----------
Total Amount U.S.$         173,250,000              74,250,000
                           ===========              ==========

                                                                         ANNEX B

                              Amortization Schedule

                     PERCENTAGE   PERCENTAGE   AMOUNT (U.S.$)   AMOUNT (U.S.$)
    PAYMENT NO.       TRANCHE A    TRANCHE B     TRANCHE A*       TRANCHE B*
    -----------      ----------   ----------   --------------   --------------
1.                      6.25%        6.25%
2.                      6.25%        6.25%
3.                      6.25%        6.25%
4.                      6.25%        6.25%
5.                      6.25%        6.25%
6.                      6.25%        6.25%
7.                      6.25%        6.25%
8.                      6.25%        6.25%
9.                      6.25%        6.25%
10.                     6.25%        6.25%
11.                     6.25%        6.25%
12.                     6.25%        6.25%
13.                     6.25%        6.25%
14.                     6.25%        6.25%
15.                     6.25%        6.25%
16.                     6.25%        6.25%
Total Amount U.S.$       100%         100%

----------
*    To be inserted on the Availability Period End Date

                                                                         ANNEX C

                              DISBURSEMENT ACCOUNTS

JBIC Agent New York Disbursement Account

Account Name: Sumitomo Mitsui Banking Corporation, Tokyo (Swift: SMBCJPJT)
Reference: Payment for Cerro Verde
           (Attn : Capital Markets and Treasury Operations Department) Account Bank: Sumitomo Mitsui Banking Corporation, New York Branch
Account Number: 895002

JBIC Agent Tokyo Disbursement Account

Account Name: Sumitomo Mitsui Banking Corporation, Tokyo (Swift: SMBCJPJT)
Reference: Payment for Cerro Verde
           (Attn : Capital Markets and Treasury Operations Department) Account Bank: JP Morgan Chase Bank, Tokyo Branch
Account Number: 0141503300

                               REPAYMENT ACCOUNTS

JBIC Agent New York Repayment Account
Account Name: Sumitomo Mitsui Banking Corporation, Tokyo (Swift: SMBCJPJT)
Reference: Payment for Cerro Verde
           (Attn : Capital Markets and Treasury Operations Department) Account Bank: Sumitomo Mitsui Banking Corporation, New York Branch
Account Number: 895002

JBIC New York Repayment Account
Account Name: Japan Bank for International Cooperation
Reference: Cerro Verde
Account Bank: Bank of Tokyo-Mitsubishi Trust Company
Account Number: 26019442

                                                                         ANNEX D

                          Environmental Monitoring Form
                           (JBIC Loan to Cerro Verde)

                                                           Date: _______________

To:  Japan Bank for International Cooperation
     4-1, Ohtemachi 1-chome
     Chiyoda-ku, Tokyo 100-8144, Japan
     Attn: Director General
     Energy and Natural Resources Finance Department

     Dear Sirs:

     As required by Section 9.01(b) of the JBIC Loan Agreement dated September 30th, 2005 between Japan Bank for International Cooperation, as Lender, Sociedad Minera Cerro Verde S.A.A., as Borrower, and Sumitomo Mitsui Banking Corporation, as JBIC Agent (JBIC Loan to Cerro Verde), please find enclosed the environmental monitoring form prepared by the Borrower for the year ended on December 31, [____].

     In addition, except as disclosed below, we hereby certify that, as of the date hereof, the Borrower is not aware of any violation of the JBIC Environmental Guidelines.

                                        Yours faithfully,


                                        ----------------------------------------

                          ENVIRONMENTAL MONITORING FORM

1. WATER QUALITY (SURFACE WATER; CHILI RIVER, WATER INTAKE POINT)

                                                  EFFLUENT LIMITATIONS
                           MEASURED    MEASURED   --------------------     REMARKS
                            VALUE       VALUE       MAXIMUM   AVERAGE     (FREQUENCY,
    ITEM         UNIT     (AVERAGE)   (MAXIMUM)      DAILY    MONTHLY    METHOD, ETC.)
    ----      ---------   ---------   ---------     -------   -------    -------------
pH            -
EC            mS/cm
Temperature   degrees C
Acidity       mg/L                                                          (CaCO3)
Alkalinity    mg/L
TDS           mg/L
TSS           mg/L

2. WATER QUALITY (GROUNDWATER; DOWNSTREAM OF WASTE ROCK DUMP PLACE)

                            MEASURED    MEASURED                           REMARKS
                             VALUE       VALUE          REFERRED         (FREQUENCY,
    ITEM          UNIT     (AVERAGE)   (MAXIMUM)   STANDARDS/CRITERIA   METHOD, ETC.)
    ----       ---------   ---------   ---------   ------------------   -------------
Water Level
pH             -
DO
EC             mS/cm
Temperature    degrees C
Acidity        mg/L                                                        (CaCO3)
Alkalinity     mg/L
TDS            mg/L
TSS            mg/L
Total Metals   mg/L
Sulfates       mg/L

3. WATER QUALITY (GROUNDWATER; DOWNSTREAM OF TAILINGS DAM)

                              MEASURED    MEASURED                           REMARKS
                               VALUE       VALUE          REFERRED         (FREQUENCY,
     ITEM           UNIT     (AVERAGE)   (MAXIMUM)   STANDARDS/CRITERIA   METHOD, ETC.)
     ----        ---------   ---------   ---------   ------------------   -------------
Water Level
pH               -
DO
EC               mS/cm
Temperature      degrees C
Acidity          mg/L                                                        (CaCO3)
Alkalinity       mg/L
TDS              mg/L
TSS              mg/L
Total Metals     mg/L
Total Nutrient   mg/L

                                                                         ANNEX E

                    JAPAN BANK FOR INTERNATIONAL COOPERATION

                         GUIDELINES FOR CONFIRMATION OF
                     ENVIRONMENTAL AND SOCIAL CONSIDERATIONS

                                   APRIL 2002

                    JAPAN BANK FOR INTERNATIONAL COOPERATION

PREFACE

Japan Bank for International Cooperation (hereinafter referred to as "JBIC") establishes and makes public "JBIC Guidelines for Confirmation of Environmental and Social Considerations" (hereinafter referred to as the "Guidelines") with the objective of contributing to efforts by the international community, particularly developing regions, towards sustainable development, through consideration of the environmental and social aspects in all projects (hereinafter referred to as "project" or "projects") subject to lending or other financial operations (hereinafter collectively referred to as "funding") by JBIC. Environmental and social considerations refer not only to the natural environment, but also to social issues such as involuntary resettlement and respect for the human rights of indigenous peoples (hereinafter collectively referred to as "environment"). The Guidelines apply commonly to JBIC's International Financial Operations and Overseas Economic Cooperation Operations.

The Guidelines have been formulated on the basis of Japan's approach to international co-operation in environmental conservation, discussions about the international framework on environmental and social considerations and human rights, and discussions held at the Organisation for Economic Co-Operation and Development (OECD) regarding common approaches to the environment and public export credits, which requires consistency between public export credit policies and environmental conservation policies, and also regarding good environmental practices of the Development Assistance Committee (DAC) and other issues. The Guidelines will be reviewed as necessary in future, taking into account future progress made in these areas.

While encouraging appropriate consideration of the environment and social aspects in projects subject to funding, it is JBIC's policy to provide active support to projects that promote environmental conservation and to projects that contribute to the protection of the global environment, such as projects to reduce greenhouse gas emissions. JBIC also has a policy of being actively involved in the support of enhancing environmental and social considerations in developing countries.

GUIDELINES

                                    Contents

                                                                                                 Page
                                                                                                 ----
Part 1

1. JBIC's Basic Policies Regarding Confirmation of Environmental and Social Considerations ...     3
2. Objectives and Meaning of the Guidelines ..................................................     4
3. Basic Principles Regarding Confirmation of Environmental and Social Considerations ........     4
4. Procedures for Confirmation of Environmental and Social Considerations ....................     6
5. Disclosure of Information Regarding Confirmation of Environmental and Social
   Considerations by JBIC ....................................................................     9
6. Taking Environmental Reviews into Account for Decision-making and Loan Agreements .........    11
7. Ensuring Appropriate Implementation of and Compliance with the Guidelines .................    11
8. Implementation and Review of the Guidelines ...............................................    12

Part 2(NB)

1. Environmental and Social Considerations Required for Funded Projects ......................    13
2. EIA Reports for Category A Projects .......................................................    17
3. Illustrative List of Sensitive Sectors, Characteristics and Areas .........................    20
4. Information Required for Screening Process ................................................    22
5. Checklist Categories and Items ............................................................    23
6. Items Requiring Monitoring ................................................................    24

(NB):  Part 2 is inseparable from Part 1.

[PART 1]

1. JBIC'S BASIC POLICIES REGARDING CONFIRMATION OF ENVIRONMENTAL AND SOCIAL CONSIDERATIONS

JBIC confirms that project proponents are undertaking appropriate environmental and social considerations, through various measures, so as to prevent or minimize the impact on the environment and local communities which may be caused by the projects for which JBIC provides funding, and not to bring about unacceptable effects. It will thus contribute to the sustainable development of developing regions.

In its confirmation of environmental and social considerations, JBIC places importance on dialogue with the host country (including local governments), borrowers and project proponents (hereinafter collectively referred to as "borrowers and related parties") regarding environmental and social considerations, while respecting the sovereignty of the host country. It also takes note of the importance of transparent and accountable processes, as well as the participation in those processes of stakeholders in the project concerned, including local residents and local NGOs affected by the project (hereinafter referred to as "stakeholders"). JBIC makes clear in its Guidelines the environmental and social considerations required for projects to receive JBIC's funding, and confirms those environmental and social considerations.

In making its funding decisions, JBIC conducts screenings and reviews of environmental and social considerations to confirm that the requirements are duly satisfied.

JBIC makes the utmost efforts to ensure that appropriate environmental and social considerations are undertaken, in accordance with the nature of the project for which JBIC provides funding, as stated in the Guidelines, through such means as loan agreements.

Following funding decisions, if necessary, JBIC will monitor or take steps over a certain period of time to encourage borrowers and related parties to ensure that appropriate environmental and social considerations are undertaken.

In cases where it is involved in the planning and preparatory stages of a project, JBIC will take steps to encourage borrowers and related parties to undertake appropriate environmental and social considerations from the earliest stage possible.

JBIC consistently strives to improve its organizational structure and operational capacity to achieve sufficient and effective confirmation of environmental and social considerations.

2. OBJECTIVES AND MEANING OF THE GUIDELINES

The objective of the Guidelines is to encourage project proponents to implement appropriate environmental and social considerations in accordance with the Guidelines, by making clear its procedures (both before and after funding decisions are made), criteria for decision-making and requirements which projects subject to funding are to meet. In so doing, JBIC endeavors to ensure transparency, predictability and accountability in its confirmation of environmental and social considerations.

3. BASIC PRINCIPLES REGARDING CONFIRMATION OF ENVIRONMENTAL AND SOCIAL CONSIDERATIONS

(1) Parties Responsible for Environmental and Social Considerations The project proponents are responsible for environmental and social considerations for the project. JBIC confirms such considerations in light of the Guidelines. JBIC encourages project proponents seeking funding from JBIC to undertake appropriate environmental and social considerations in accordance with the nature of the project, based on the principles listed in Section 1 of Part 2 of the Guidelines.

(2) Confirmation of Environmental and Social Considerations by JBIC. JBIC does the following to confirm environmental and social considerations;

(a) classifies the project into one of the categories listed in Section 4.(2) of Part 1 (hereinafter referred to as "screening");

(b) conducts a review of environmental and social considerations when making a decision on funding, to confirm that the requirements are duly satisfied (hereinafter referred to as "environmental review"); and

(c) conducts monitoring and follow-up after the decision has been made on funding (hereinafter, such monitoring and follow-up processes will be simply referred to as "monitoring").

JBIC conducts screening and environmental reviews of projects for which it intends to provide funding before it makes decisions on funding.

In light of the Guidelines and taking into account the characteristics of the project and the particular circumstances of the country and its location, JBIC confirms in its environmental reviews: 1) whether appropriate and sufficient consideration is given to environmental and social issues before the implementation of the project, 2) whether appropriate environmental and social considerations can be expected after JBIC makes decisions on the funding of the project in light of such factors as the state of preparation by the project proponent and host government, their experience, operational capacity, and the state of securing funds, as well as external factors of instability.

From the standpoint that confirmation of environmental and social considerations is an important aspect in the risk assessment for the funding, JBIC carries out environmental reviews in strict conjunction with its financial, economic and technical review of projects.

As well as undertaking efficient pre-funding screening and environmental reviews through the appropriate use of "screening forms" and "environmental checklists", amongst other means, JBIC places emphasis on post-funding monitoring.

(3) Information Required for Confirmation of Environmental and Social Considerations JBIC conducts screening and environmental reviews based principally on information provided by borrowers and related parties (in the case of export finance, including exporters). However, JBIC may request additional information from the borrowers and related parties when necessary.

JBIC recognizes the importance of information received not only from the borrowers and related parties but also from governments and organizations of host countries, co-financiers and stakeholders, and utilizes such information in its screening and environmental reviews.

With respect to projects that are co-financed by other financial institution(s), JBIC endeavors to exchange information on environmental and social considerations with the other institution(s) concerned.

For Category A projects (see Section 4.(2) of Part 1), JBIC checks the extent of stakeholder participation and information disclosure being undertaken for the project, in accordance with the environmental impact assessment systems of the host country.

JBIC may, when necessary, conduct surveys of proposed project sites by dispatching environmental experts to confirm environmental and social considerations.

JBIC may, when necessary, seek and make use of opinions from outside experts.

(4) Standards for Confirmation of Appropriateness of Environmental and Social Considerations

JBIC in principle conducts environmental reviews to confirm that projects meet the requirements for environmental and social considerations stated in the Guidelines in the following ways: JBIC ascertains whether a project complies with environmental laws and standards, of the host national and local governments concerned, as well as whether it conforms to their environmental policies and plans.

JBIC also uses, as reference points or benchmarks, examples of standards and/or good practices regarding environmental and social considerations established by international and regional organizations and developed countries such as Japan. If JBIC believes the environmental and social considerations of the project substantially deviate from these standards and good practices, it will consult with the host governments (including local governments), borrowers and project proponents to confirm the background and rationale for this deviation.

JBIC takes note of the importance of good governance with regard to projects for the sake of appropriate environmental and social considerations.

(5) Taking into Account for Funding Decisions

JBIC takes the outcomes of its environmental reviews into account for decisions on funding. If, as a result of its environmental review, JBIC judges that appropriate environmental and social considerations are not ensured, it will encourage the project proponent, through the borrower, to undertake appropriate environmental and social considerations. If appropriate environmental and social considerations are not undertaken, there may be cases where funding is not extended.

4. PROCEDURES FOR CONFIRMATION OF ENVIRONMENTAL AND SOCIAL CONSIDERATIONS

(1) Screening

Before starting an environmental review of a project, JBIC classifies the project into one of the following categories. The subsequent environmental review will then be conducted in accordance with the procedures for that category.

JBIC requests the borrowers and related parties to submit the necessary information promptly so that it may perform the screening process at an early stage.

During the screening process, JBIC classifies each project in terms of its potential environmental impact, taking into account such factors as: the sector and scale of the project, the substance, degree and uncertainty of its potential environmental impact and the environmental and social context of the proposed project site and surrounding areas.

JBIC may revise the categorization when necessary, e.g., in cases where environmental impact worth considering comes to light even after the screening based on the information provided by the borrowers and related parties is performed.

(2) Categorization

Category A: A proposed project is classified as Category A if it is likely to have significant adverse impact on the environment. A project with complicated impact or unprecedented impact which are difficult to assess is also classified as Category A. The impact of Category A projects may affect an area broader than the sites or facilities subject to physical construction. Category A, in principle, includes projects in sensitive sectors (i.e., sectors that are liable to cause adverse environmental impact) or with sensitive characteristics (i.e., characteristics that are liable to cause adverse environmental impact) and projects located in or near sensitive areas. An illustrative list of sensitive sectors, characteristics and areas is given in Section 3 of Part 2.

Category B: A proposed project is classified as Category B if its potential adverse environmental impact is less adverse than that of Category A projects. Typically, this is site-specific, few if any are irreversible, and in most cases normal mitigation measures can be designed more readily. Projects funded by Engineering Service Loans that are yen loans for survey and design, are classified as Category B, with the exception of those belonging to Category C.

Category C: A proposed project is classified as Category C if it is likely to have minimal or no adverse environmental impact. Projects that correspond to one of the following are, in principle, classified as Category C, with the exception of projects with sensitive characteristics and projects located in sensitive areas as indicated in Section 3 of Part 2:

     1) Projects for which the JBIC's share is not above SDR 10 million;

     2) Sectors or projects in which no particular environmental impact would be normally expected (e.g., human resources development, support for international balance of payments, maintenance of existing facilities, acquisition of rights and interests without additional capital investment); or

     3) Cases in which there is only minor involvement of the project by the borrower or JBIC, such as the export/import or lease of items of machinery or equipment that is not connected with a particular project, and where there would be little reasonable significance in JBIC's conducting an environmental review.

Category FI: A proposed project is classified as Category FI if it satisfies all of the following: JBIC's funding of the project is provided to a financial intermediary etc.; the selection and assessment of the actual sub-projects is substantially undertaken by such an institution only after JBIC's approval of the funding and therefore the sub-projects cannot be specified prior to JBIC's approval of funding (or assessment of the project); and those sub-projects are expected to have potential impact on the environment.

(3) Environmental Review for Each Category

After the screening process, JBIC carries out environmental reviews according to the following procedures for each category.

Category A: Environmental reviews for Category A projects examine the potential negative and positive environmental impact of projects. JBIC evaluates measures necessary to prevent, minimize, mitigate or compensate for potential negative impact, and measures to promote positive impact if any such measures are available. Borrowers and related parties must submit Environmental Impact Assessment (EIA) reports (see Section 2 of Part 2) for Category A projects. For projects that will result in large-scale involuntary resettlement, basic resettlement plans must be submitted. JBIC undertakes its environmental reviews based on the EIA and other reports prepared by the project proponents and submitted through the borrower.

Category B: The scope of environmental reviews for Category B projects may vary from project to project, but it is narrower than that for Category A projects. The environmental reviews for Category B are similar to that of category A in that they examine potential negative and positive environmental impact and evaluate measures necessary to prevent, minimize, mitigate or compensate for the potential negative impact, and measures to promote positive impact if any such measures are available. JBIC undertakes its environmental reviews based on information provided by borrowers and related parties. Where an EIA procedure has been conducted, the EIA report may be referred to, but this is not a mandatory requirement.

Category C: For projects in this category, environmental reviews will not proceed beyond screening.

Category FI: JBIC checks through the financial intermediary etc. to see whether appropriate environmental and social considerations as stated in the Guidelines are ensured for projects in this category.

The corresponding environmental checklists for each sector will be referred to in conducting the aforementioned reviews.

(4) Monitoring

JBIC in principle confirms through the borrower over a certain period of time, the results of monitoring the items which have a significant environmental impact by the project proponents. This is in order to confirm the project proponents' undertaking of environmental and social considerations for category A and B projects.

The information necessary for monitoring by JBIC needs to be supplied by the borrowers and related parties by appropriate means. When necessary, JBIC may also conduct its own investigations. When third parties point out in concrete terms that environmental and social considerations are not being fully undertaken, JBIC forwards such claims to the borrowers and, if necessary, encourages them to request the project proponents to take appropriate action. In the project proponents' response to the claim, JBIC confirms that they carry out the investigation of the specific claim, the examination of countermeasures, and their incorporation into the project plans through transparent and accountable processes.

Also, when necessary, JBIC may request the cooperation of the borrowers and related parties in conducting its own investigations to confirm the state of undertaking of environmental and social considerations.

If JBIC judges that there is a need for improvement in the situation with respect to environmental and social considerations, it may ask the project proponent, through the borrower, to take appropriate action in accordance with the loan agreement. If the response of the project proponent is inappropriate, JBIC may consider taking its own actions in accordance with the loan agreement, including the suspension of the disbursement.

5. DISCLOSURE OF INFORMATION REGARDING CONFIRMATION OF ENVIRONMENTAL AND SOCIAL CONSIDERATIONS BY JBIC

(1) Basic Principles

JBIC welcomes information provided by concerned organizations and stakeholders, so that it may consider a diverse range of opinions and information in its environmental reviews and supervision of projects. In order to encourage concerned organizations and stakeholders to provide information to JBIC at an early stage and to ensure its accountability and transparency in the environmental review process, JBIC makes available, important information on environmental reviews in ways appropriate to the nature of the project, while the environmental review is in progress. JBIC may also, when necessary, seek the opinions of concerned organizations and stakeholders.

In addition to the aforementioned principles, if requested by third parties, JBIC will provide them with information regarding environmental and social considerations within its capacity to do so.

JBIC respects the confidentiality of the commercial and other matters of the borrowers and related parties, and observes concurrently the principles of information disclosure and such confidentiality.

(2) Timing of Disclosure and Content of Disclosed Information

Prior to making decisions on funding and depending on the nature of the project, JBIC discloses information in principle at the timing and with the contents listed below. JBIC endeavors to disclose information in a manner that allows enough time before decisions are made on funding:

     - Upon completion of the screening of a project, JBIC discloses, as soon as possible, the project name, country, location, an outline and sector of the project, and its category classification, as well as the reasons for that classification; and

     - For Category A and Category B projects, JBIC publishes the status of major documents on environmental and social considerations by the borrowers and related parties, such as EIA reports and environmental permit certificates, etc. issued by the host government on the JBIC website, and promptly makes available the EIA reports etc.

After executing a loan agreement, JBIC provides the results of its environmental reviews of projects in Categories A, B and FI for public perusal on the JBIC website.

JBIC pays due consideration to the confidentiality of the commercial and other matters of the borrowers and related parties, taking into account their competitive relationships, and encourages them to exclude such confidential information from any documents on environmental considerations submitted by them that may later be subject to public disclosure. Any information that is prohibited from public disclosure in the agreement between JBIC and the borrower may be disclosed only with either the agreement of the borrowers and related parties or in accordance with legal requirements.

6. TAKING ENVIRONMENTAL REVIEWS INTO ACCOUNT FOR DECISION-MAKING AND LOAN AGREEMENTS

JBIC takes the results of environmental reviews into account for its decision-making on funding. If JBIC considers that a project is likely to have an adverse impact on the environment due to inappropriate environmental and social considerations, it will encourage, through the borrower the project proponent to undertake appropriate environmental and social considerations. If appropriate environmental and social considerations are not undertaken, JBIC may decide not to extend funding.

JBIC will make its utmost effort to ensure that the following requirements are met through loan agreements or their attached documents, when it is considered necessary to ensure the enforcement of environmental and social considerations by borrowers and related parties:

- The borrower is to report to JBIC on measures and monitoring related to environmental and social considerations undertaken by the project proponents. If, due to unforeseen circumstances, there is a possibility that the requirements for environmental and social consideration may not be fulfilled, the borrower is to report this to JBIC;

- If any problems regarding environmental and social considerations arise, the borrower is to make efforts for discussions to be held between the project proponents and project stakeholders;

- When project proponents and the host governments (including local governments) other than the borrower have important roles to play in terms of environmental and social considerations, the borrower is to endeavor to enter into agreements with these arties as well; and

- If it becomes evident that the borrower and the project proponents have not met the conditions required by JBIC under the Guidelines, or if it becomes apparent that the project will have an adverse impact on the environment after funding is extended, due to the borrower's or related parties' failure to supply correct information during the environmental review process, JBIC may, in accordance with the loan agreement, suspend the disbursement or declare all the principal outstanding at the time, with interest and any other charges thereon, to be payable immediately.

7. ENSURING APPROPRIATE IMPLEMENTATION OF AND COMPLIANCE WITH THE GUIDELINES

JBIC endeavors to ensure appropriate implementation of the policies and procedures stated in the Guidelines and compliance with the Guidelines. In order to ensure its compliance with the Guidelines, JBIC accepts objections regarding its non-compliance with the Guidelines and takes the necessary actions.

8. IMPLEMENTATION AND REVIEW OF THE GUIDELINES

JBIC verifies the status of the implementation of the Guidelines, and, based on its findings, conducts a comprehensive review of the Guidelines within five (5) years of their enforcement. Revisions may then be made as needed. When making revisions, JBIC will seek the opinions of the Japanese Government, the governments of developing countries, Japanese companies, experts, NGOs etc., while maintaining transparency in the process.

These Guidelines will come into force from October 1, 2003. The "Environmental Guidelines for JBIC International Financial Operations" and "JBIC Environmental Guidelines for ODA Loans" will apply to projects for which loan applications have essentially been made before the enactment of these Guidelines.

N.B.: If there is any ambiguity in English version and/or any inconsistency with Japanese version, the Japanese version prevails.

PART 2.

1. ENVIRONMENTAL AND SOCIAL CONSIDERATIONS REQUIRED FOR FUNDED PROJECTS

In principle, appropriate environmental and social considerations are undertaken, according to the nature of the project, based on the following:

(Underlying Principles)

- Environmental impact which may be caused by a project must be assessed and examined from the earliest planning stage possible. Alternative proposals or minimization measures to prevent or reduce adverse impact must be examined and incorporated into the project plan:

- Such examination must include analysis of environmental costs and benefits in as quantitative terms as possible and be conducted in close harmony with economic, financial, institutional, social and technical analysis of the project;

- The findings of the examination of environmental and social considerations must include alternative proposals, mitigation measures and be recorded as separate documents or as a part of other documents. Environmental Impact Assessment (EIA) reports must be produced for projects in which there is a reasonable expectation of particularly large adverse environmental impact; and

- For projects that have particularly large potential adverse impact or are highly contentious, a committee of experts may be formed to seek their opinions, in order to increase accountability.

(Examination of Measures)

- Multiple alternative proposals must be examined to prevent or minimize adverse impact and to choose a better project option in terms of environmental and social considerations. In examination of measures, priority is to be given to the prevention of environmental impact, and when this is not possible, minimization and reduction of impact must be considered next. Compensation measures must be examined only when impact cannot be prevented by any of the aforementioned measures; and

- Appropriate follow-up plans and systems, such as monitoring plans and environmental management plans, must be prepared; and costs of implementing such plans and systems, and financial methods to fund such costs, must be determined. Plans for projects with particularly large potential adverse impact must be accompanied by detailed environmental management plans.

(Scope of Impact to be Examined)

- Environmental impact to be investigated and examined includes factors that impact human health and safety as well as the natural environment, such as: air, water, soil, waste, accidents, water usage, ecosystems, and biota. Social concerns include: involuntary resettlement of the population, the indigenous people, cultural heritage, landscape, gender, children's rights and communicable diseases such as HIV/AIDS and impact that may lead to trans-boundary and global environmental problems; and


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

- In addition to the direct and immediate impact of projects, derivative, secondary and cumulative impact are also to be examined and investigated to a reasonable extent. It is also desirable that the impact which can occur at any time during the duration of the project be continuously considered throughout the life cycle of the project.

(Compliance with Laws, Standards and Plans)

- Projects must comply with laws, ordinances and standards relating to environmental and social considerations established by the governments that have jurisdiction over the project site (including both national and local governments). They are also to conform to environmental and social consideration policies and plans of the governments that have jurisdiction over the project site; and

- Projects must, in principle, be undertaken outside protected areas that are specifically designated by laws or ordinances of the government for the conservation of nature or cultural heritage (excluding projects whose primary objectives are to promote the protection or restoration of such designated areas). Projects are also not to impose significant adverse impact on designated conservation areas.

(Social Acceptability and Social Impacts)

Project must be adequately coordinated so that they are accepted in a manner that is socially appropriate to the country and locality in which the project is planned. For projects with a potentially large environmental impact, sufficient consultations with stakeholders, such as local residents, must be conducted via disclosure of information from an early stage where alternative proposals for the project plans may be examined. The outcome of such consultations must be incorporated into the contents of the project plan; and

- Appropriate consideration must be given to vulnerable social groups, such as women, children, the elderly, the poor and ethnic minorities, all of whom are susceptible to environmental and social impact and who may have little access to the decision-making process within society.

(Involuntary Resettlement)

- Involuntary resettlement and loss of means of livelihood are to be avoided where feasible, exploring all viable alternatives. When, after such examination, it is proved unfeasible, effective measures to minimize impact and to compensate for losses must be agreed upon with the people who will be affected;

- People to be resettled involuntarily and people whose means of livelihood will be hindered or lost must be sufficiently compensated and supported by the project proponents, etc. in timely manner. The project proponents, etc. must make efforts to enable the people affected by the project, to improve their standard of living, income opportunities and production levels, or at least to restore them to pre-project levels. Measures to achieve this may include: providing land and monetary compensation for losses (to cover land and property losses), supporting the means for an alternative sustainable livelihood, and providing the expenses necessary for relocation and the re-establishment of a community at relocation sites; and

- Appropriate participation by the people affected and their communities must be promoted in planning, implementation and monitoring of involuntary resettlement plans and measures against the loss of their means of livelihood.


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

(Indigenous Peoples)

- When a project may have adverse impact on indigenous peoples, all of their rights in relation to land and resources must be respected in accordance with the spirit of the relevant international declarations and treaties. Efforts must be made to obtain the consent of indigenous peoples after they have been fully informed.

(Monitoring)

- It is desirable that, after a project begins, the project proponents monitor: (i) whether any situations that were unforeseeable before the project began have arisen, (ii) the implementation situation and the effectiveness of the mitigation measures prepared in advance, and that they then take appropriate measures based on the results of such monitoring;

- In cases where sufficient monitoring is deemed essential for the achievement of appropriate environmental and social considerations, such as the projects for which mitigation measures should be implemented while monitoring their effectiveness, project proponents must ensure that project plans include monitoring plans which are feasible;

- It is desirable that project proponents make the results of the monitoring process available to project stakeholders; and

- When third parties point out, in concrete terms, that environmental and social considerations are not being fully undertaken, it is desirable that a forum for discussion and examination of countermeasures be established based on sufficient information disclosure and include the participation of stakeholders in the relevant project. It is also desirable that an agreement be reached on procedures to be adopted with a view to resolving the problem.

2. EIA REPORTS FOR CATEGORY A PROJECTS

The following conditions are met in principle:

- When assessment procedures already exist in host countries, and projects are subject to such procedures, borrowers and related parties must officially complete those procedures and obtain the approval of the government of the host country;

- EIA reports (which may be referred to differently in different systems) must be written in the official language or a language widely used in the country where the project is to be implemented. When explaining projects to local residents, written materials must be provided in a language and form understandable to them;

- EIA reports are required to be made available in the country and to the local residents where the project is to be implemented. The EIA reports are required to be available at all times for perusal by project stakeholders such as local residents and that copying be permitted;

- In preparing EIA reports, consultation with stakeholders, such as local residents, must take place after sufficient information has been disclosed. Records, etc. of such consultations must be prepared;

- Consultations with relevant stakeholders, such as local residents, should take place if necessary throughout the preparation and implementation stages of a project. Having consultations is


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

     highly desirable, especially when the items to be considered in the EIA are being selected, and when the draft report is being prepared; and

- It is desirable that EIA reports cover the items enumerated in the Appendix hereto.

2. APPENDIX

     ILLUSTRATIVE ENVIRONMENTAL IMPACT ASSESSMENT REPORT FOR CATEGORY A PROJECTS NB An EIA's scope and level of detail should be decided in accordance with the project's potential impacts. The EIA report should include the following items (not necessarily in the order shown):

- Executive Summary: concisely discusses significant findings and recommended actions.

- Policy, legal and administrative framework: discusses the policy, legal and administrative framework within which the EIA report is to be carried out.

- Project description: describes the proposed project and its geographic, ecological, social and temporal context, including any off-site investments that may be required (e.g. dedicated pipelines, access roads, power plants, water supply, housing, and raw material and product storage facilities). Indicates the need for any resettlement or social development plan. Normally includes a map showing the project site and the area affected by the project.

- Baseline data: assesses the dimensions of the study area and describes relevant physical, biological and socio-economic conditions, including all changes anticipated before the project commences. Additionally, takes into account current and proposed development activities within the project area but not directly connected to the project. Data should be relevant to decisions about project site, design, operation, or mitigatory measures; the section indicates accuracy, reliability and sources of the data.

- Environmental Impacts: predicts and assesses the project's likely positive and negative impacts, in quantitative terms to the extent possible. Identifies mitigation measures and any negative environmental impacts that cannot be mitigated. Explores opportunities for environmental enhancement. Identifies and estimates the extent and quality of available data, essential data gaps and uncertainties associated with predictions, and specifies topics that do not require further attention.

- Analysis of alternatives: systematically compares feasible alternatives to the proposed project site, technology, design and operation including the "without project" situation in terms of their potential environmental impacts; the feasibility of mitigating these impacts; their capital and recurrent costs; their suitability under local conditions; and their institutional, training and monitoring requirements. For each of the alternatives, quantifies the environmental impacts to the extent possible, and attaches economic values where feasible. States the basis for selecting the particular project design proposed and offers justification for recommended emission levels and approaches to pollution prevention and abatement.

- Environmental Management Plan (EMP): describes mitigation, monitoring and institutional measures to be taken during construction and operation to eliminate adverse impacts, offset them, or reduce them to acceptable levels.


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

- Consultation: Record of consultation meetings, including consultations for obtaining the informed views of the affected people, local non-governmental organizations (NGOs) and regulatory agencies.

NB This Appendix is based on the World Bank Operational Policy - OP 4.01, Annex
B.


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

3. ILLUSTRATIVE LIST OF SENSITIVE SECTORS, CHARACTERISTICS AND AREAS

1. Sensitive Sectors

Large-scale projects in the following sectors:

     (1) Mining

     (2) Oil and natural gas development

     (3) Oil and gas pipelines

     (4) Iron and steel (projects that include large furnaces)

     (5) Non-ferrous metals smelting and refining

     (6) Petrochemicals (manufacture of raw materials; including complexes)

     (7) Petroleum refining

     (8) Oil, gas and chemical terminals

     (9) Paper and pulp

     (10) Manufacture and transport of toxic or poisonous substances regulated by international treaties, etc.

     (11) Thermal power

     (12) Hydropower, dams and reservoirs

     (13) Power transmission and distribution lines involving large-scale involuntary resettlement, large-scale logging or submarine electrical cables

     (14) Roads, railways and bridges

     (15) Airports

     (16) Ports and harbors

     (17) Sewage and wastewater treatment having sensitive characteristics or located in sensitive areas or their vicinity

     (18) Waste management and disposal

     (19) Agriculture involving large-scale land-clearing or irrigation

     (20) Forestry

     (21) Tourism (construction of hotels, etc.)


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

2. Sensitive Characteristics

     (1) Large-scale involuntary resettlement

     (2) Large-scale groundwater pumping

     (3) Large-scale land reclamation, land development and land-clearing

     (4) Large-scale logging

3. Sensitive Areas

Projects in the following areas or their vicinity

     (1) National parks, nationally-designated protected areas (coastal areas, wetlands, areas for ethnic minorities or indigenous peoples and cultural heritage, etc. designated by national governments)

     (2) Areas considered to require careful consideration by the country or locality

     Natural Environment

          a) Primary forests or natural forests in tropical areas

          b) Habitats with important ecological value (coral reefs, mangrove wetlands and tidal flats, etc.)

          c) Habitats of rare species requiring protection under domestic legislation, international treaties, etc.

          d) Areas in danger of large-scale salt accumulation or soil erosion

          e) Areas with a remarkable tendency towards desertification

     Social Environment

          a) Areas with unique archeological, historical or cultural value

          b) Areas inhabited by ethnic minorities, indigenous peoples or nomadic peoples with traditional ways of life and other areas with special social value .

4. INFORMATION REQUIRED FOR SCREENING PROCESS

The following data shall be used in principle to conduct screening. When necessary, additional data may be required depending on the nature of the project and peripheral circumstances, etc.

Items to be Listed

1. Permits and Approvals

     -    Need for permits and approvals for Environmental Impact Assessment

     -    Status of acquisition of permits and approvals for EIA

     -    Date of issue of permits and approvals for EIA

     -    Names of organizations issuing permits and approvals for EIA

     -    Status of acquisition of other environmental permits and approvals

2. Project Details

     -    Location of project site

     -    Project Description

     -    Relevant sector

     -    Scale, etc. of project

3. Environmental Impact

     -    Degree of environmental impact

     -    Existence of sensitive areas

     -    Existence of sensitive characteristics

     -    Scale of sensitive characteristics

5. CATEGORIES AND ITEMS IN CHECKLIST

The checklists include the following categories and items related to the environment. When using these checklists, the appropriate items should be checked based on the sector and nature of the project.

Category                                 Item
--------                                 ----
1. Permits and approvals, explanations   -    EIA and environmental permits
                                         -    Explanations to the Public
2. Anti-pollution measures               -    Air quality
                                         -    Water quality

                                         -    Waste
                                         -    Soil contamination
                                         -    Noise and vibration
                                         -    Subsidence
                                         -    Odor
                                         -    Sediment
3. Natural environment                   -    Protected areas
                                         -    Ecosystem
                                         -    Hydrology
                                         -    Topography and geology
                                         -    Management of abandoned sites
4. Social environment                    -    Resettlement
                                         -    Living and livelihood
                                         -    Heritage
                                         -    Landscape
                                         -    Ethnic minorities and indigenous
                                              peoples
5. Other                                 -    Impact during construction
                                         -    Accident prevention measures
                                         -    Monitoring

6. ITEMS REQUIRING MONITORING

Items requiring monitoring shall be decided according to the sector and nature of the project, with reference to the following list of items.

Items

1. Permits and approvals, explanations

-    Response to matters indicated by authorities

2. Anti-pollution measures

-     Air quality:               SO(2), No(2), CO, O(2), soot and dust,
                                 suspended particulate matter, coarse
                                 particulate, etc.
-     Water quality:             pH, SS (suspended solids), BOD (biochemical
                                 oxygen demand)

                                 /COD (chemical oxygen demand), DO (dissolved oxygen), total nitrogen, total phosphorus, heavy metals, hydrocarbons, phenols, cyanogen compounds, mineral oils, water temperature, etc.
-     Waste
-     Noise and vibration
-     Odors

3. Natural environment
-     Ecosystems                 : Impact on valuable species, countermeasures,
                                 etc

4. Social environment
-     Resettlement
-     Lifestyle and livelihood

NB: For air and water quality, specify whether you are monitoring emission levels or environmental levels. Also, it should be noted that the items which require monitoring will differ depending on whether the impact in question will occur during construction or during the operation of the project.

                                                                         ANNEX F

____________, 2005

Messrs.
SOCIEDAD MINERA CERRO VERDE S.A.A.
ATN.: (BORROWER'S LEGAL REPRESENTATIVE)
(BORROWER'S ADDRESS)
Peru.

                                        "AFFIDAVIT"

Dear Sirs,

We hereby represent that _________________, a Bank incorporated under the laws of __________, is acting in its capacity of Agent in a loan facility that has been made available to SOCIEDAD MINERA CERRO VERDE S.A.A., with the following characteristics:

LENDER:                            _____________________________________________
LENDER'S COUNTRY OR ORIGIN:        _____________________________________________
BORROWER:                          SOCIEDAD MINERA CERRO VERDE S.A.A.
AGENT:                             _____________________________________________
PURPOSE:                           _____________________________________________
FACILITY TYPE:                     _____________________________________________
AVAILABILITY:                      _____________________________________________
ADVANCE TERM:                      _____________________________________________
AMOUNT:                            _____________________________________________
INTEREST TYPE / RATE:              _____________________________________________
INTEREST PERIOD:                   _____________________________________________
SECURITY:                          _____________________________________________
INSTALLMENTS / PAYMENT SCHEDULE:   _____________________________________________
FEES:

To our knowledge, this transaction is not hiding a loan between economically related parties.

This certification is being issued by an authorized officer of Sumitomo Mitsui Banking Corporation and upon request by Sociedad Minera Cerro Verde S.A.A.

Sincerely yours,

Sumitomo Mitsui Banking Corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                         ANNEX G

                       DISBURSEMENT AND PAYMENT PROCEDURES

1. Disbursement Procedures

Not later than 2:00 p.m., New York time, on each Disbursement Date, the JBIC Agent shall:

     i. transfer to the Onshore Dollars Account the amounts of the disbursement of the Tranche A Loan on deposit in the JBIC Agent Tokyo Disbursement Account and the disbursement of the Tranche B Loans on deposit in the JBIC Agent New York Disbursement Account;

     ii. issue to its corresponding bank for Dollar payments an MT 202 SWIFT message with instructions to transfer the disbursements referred to in the immediately preceding sub-clause (i) to the Onshore Dollars Account with a value date that is the Disbursement Date; and

     iii. issue a payment order in the form of an MT 103 SWIFT message to the Onshore Collateral Agent.

2. Payment Procedures

(1) Not later than 11:00 a.m., New York time, on the date that is two (2) Business Days prior to each Payment Date the Borrower shall arrange for, and confirm to the JBIC Agent that:

     i. it has cash available in the Proceeds Account at least equal to the amount required to be paid on such Payment Date (the "PAYMENT AMOUNT"); and

     ii. it has instructed the Offshore Collateral Agent to (A) issue an MT 202 SWIFT message with irrevocable instructions to transfer the Payment Amount to the JBIC Agent New York Repayment Account with a value date that is the Payment Date and (B) issue to the JBIC Agent an MT 103 SWIFT message advising the JBIC Agent of the transfer.

(2) Not later than 11:00 a.m., Tokyo time, on each Payment Date, the JBIC Agent shall:

     i. issue to its corresponding bank in New York an MT 202 SWIFT message with instructions to transfer funds to the JBIC New York Repayment Account and to the accounts of the Tranche B Funding Source Banks as designated by them, in each case with a value date that is the Payment Date; and

     ii. notify by telephone each of JBIC and the Tranche B Funding Source Banks of the transfer to each of its respective portion of the Payment Amount.

                                                                         ANNEX H

                          FORM OF JBIC PROMISSORY NOTE

                              PAGARE NO NEGOCIABLE

Place and date of issuance: Lima Peru, __________
Amount US$__________

FOR VALUE RECEIVED, the undersigned, Sociedad Minera Cerro Verde, S.A.A. (the "Borrower"), a sociedad anonima abierta listed on the Lima Stock Exchange and duly incorporated under the laws of the Republic of Peru, registered with the Public Registry of Companies of Lima, under File No. __________, and whose principal office is at __________, Republic of Peru, by this non negotiable (no negociable) promissory note ("pagare") (the "Promissory Note") except as permitted in Section 12.13 (b) of the MPA, unconditionally promises to pay to the order of __________ (the "Holder"), against presentment of this note, the sum of __________ dollars of the United States of America (US$__________) (the "Principal Amount"), payable on the dates set forth in the following payment schedule (each date, a "Payment Date") and in the amounts indicated next to the applicable Payment Date, provided that the principal amount to be paid to the Holder on a Payment Date shall not exceed the principal amount hereof outstanding immediately prior to such Payment Date.

                       PRINCIPAL AMOUNT
    PAYMENT DATE         TO BE REPAID
--------------------   ----------------
First Payment Date        __________

6th month after the       __________
First Payment Date

12th month after the      __________
First Payment Date

18th month after the      __________
First Payment Date

24th month after the      __________
First Payment Date

30th month after the      __________
First Payment Date

36th month after the      __________
First Payment Date

42nd month after the      __________
First Payment Date

48th month after the      __________
First Payment Date

54th month after the      __________
First Payment Date

60th month after the      __________
First Payment Date

66th month after the      __________
First Payment Date

72nd month after the      __________
First Payment Date

78th month after the      __________
First Payment Date

84th month after the      __________
First Payment Date

90th month after the      __________
First Payment Date

The Borrower also promises to pay to the Holder interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof until the last Payment Date, at an annual rate of the Base Rate plus the Applicable Margin (the "Interest Rate"), such interest to accrue semiannually on the outstanding principal amount during the Interest Period. Interest shall be payable in arrears on each Interest Payment Date. All computations of interest shall be made on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed (fractional sums of less than one cent (US$0.01) being disregarded).

If any payment to be made hereunder is due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          If the principal amount of this Promissory Note is not paid in full when due, then, without prejudice to any other rights or remedies of the Holder, such principal amount remaining unpaid shall carry default interest from the due date thereof, up to the date of payment of such principal amount to the Holder (after as well as before judgment) at an annual rate equal to the Default Rate.

          The Borrower may prepay on any Payment Date after the Completion Release Date and upon not less than 60 days prior written irrevocable notice, all or part of the outstanding principal amount hereof, so long as, in connection with a voluntary partial prepayment, the aggregate amount of any such voluntary partial prepayment equals at least __________(2) dollars of the United States of America (US$__________).

          [No premium or penalty shall be payable in connection with a prepayment of all or part of the outstanding principal amount hereof.][Borrower shall pay to the Holder a prepayment premium equal to one-half of one per cent (0.5%) of the amount of principal to be prepaid if Borrower elects to voluntarily prepay all or part of the outstanding principal amount hereof. No premium or penalty shall be payable in connection with other prepayments.](3)

          Each prepayment of the outstanding principal amount hereof shall (unless such prepayment repays in full such outstanding principal amount) be applied to prepay ratably each outstanding installment of principal hereof remaining to be paid as of the date of such prepayment.

          For purposes of this Promissory Note, the following terms shall have the following meanings:

          "Administrative Agent" means CALYON New York Branch in its capacity of administrative agent for the Holder according to the MPA.

          "Applicable Margin" means [0.875% per annum][1.35% per annum](4).

          "Base Rate" means, with respect to any Interest Period and for purposed of the Default Rate, (i) the rate per annum (on the basis of a 360-day year) quoted on the Telerate Screen Page 3750 for the purpose of displaying London interbank offered rates of major banks for deposits in dollars as the "British Bankers Association Interest Settlement Rate" in dollars (hereinafter referred to as "BBA LIBOR"), or if such page ceases to display, such other page on

----------
(2) Insert pro rata amount of the minimum prepayment amount applicable to the Advance(s) evidenced by the Promissory Note.

(3) Include prepayment premium language for Tranche A loans. Otherwise, include no prepayment premium language.

(4) Include as appropriate for loans of Tranche A or Tranche B .The pagares must be replaced on the Payment Date immediately following the Completion Release Date.

Telerate or on such other service as may be selected by the Holder as suitable for determining BBA LIBOR, for a period of six (6) months, at approximately 11:00 a.m., London time, on the relevant Calculation Date, or (ii) if no rate is quoted on such pages on such Calculation Date, the average (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent (1/16%)) of the rates per annum for a period of six (6) months at which deposits in dollars are offered to at least two Reference Banks, as set out below, in the London interbank market, in each case, at approximately 11:00 a.m., London time, on such Calculation Date. "Reference Banks" shall mean two or more banks selected by the Holder. In the event that such rate is not available at such time for any reason, then "Floating Rate" for such Interest Period or for purposed of the Default Rate shall be determined by the Holder.

          "Business Day" means a day on which banks are generally open for business in London, England, New York, New York, United States, Tokyo, Japan, Frankfurt am Main, Germany and Lima, Peru.

          "Calculation Date" means (i) with respect to any Interest Period, the day which is two (2) LIBOR Business Days prior to the commencement of such Interest Period; and (ii) with respect to the Default Rate, the day which is two
(2) LIBOR Business Days prior to (a) the day on which the unpaid amount becomes due and payable (for the period from and including such due date up to and excluding the immediately succeeding Interest Payment Date (in the case where such period includes the date of actual receipt of the payment by the Holder, up to and excluding such date)), and (b) to the extent such overdue amount is not paid during the period described in Clause (a) above each succeeding Interest Payment Date (for the subsequent period from and including such Interest Payment Date up to and excluding the immediately succeeding Interest Payment Date (in the case where such period includes the date of actual receipt of the payment by the Holder, up to and excluding such date)).

          "Commercial Production Start-up Date" means the date as of which the Borrower, in its judgment, has achieved start of commercial production as notified by the Borrower to the Administrative Agent.

          "Concentrate" means the copper concentrate to be produced by Borrower pursuant to the Sulfide Project.

          "Default Rate" means the applicable Interest Rate (including the Applicable Margin) plus 2% per annum.

          "First Payment Date" means the earlier of (i) the March 20 or the September 20 next occurring after the Commercial Production Start-up Date, and
(ii) March 20, 2008.

          "Government Rule" means any statute, law, regulation, ordinance, rule, judgment, decree, injunction, order, writ, decision, directive, environmental guideline, policy, restriction or rule of common law, requirement of, or other mandatory governmental restriction or any similar form of decision of or determination by, any Governmental Authority, and authoritative interpretations thereof, whether now or hereafter in effect, applicable from time to time to the relevant person, property or transaction.

          "Governmental Authority" means any national, state, county, city, town, village, municipal or other local governmental department, commission, board, bureau, agency, authority or instrumentality of any nation that affects or may affect the transactions contemplated hereby or any political subdivision thereof, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other person controlled by any of the foregoing.

          "Interest Payment Date" means, prior to the First Payment Date, each September 20 and March 20 and, starting on the First Payment Date, each Payment Date.

          "Interest Period" means any of the following periods:

               (i) on or prior to the First Payment Date, each period commencing on an Interest Payment Date (or with respect to the first Interest Period on the date hereof) and ending on the day immediately preceding the next succeeding Interest Payment Date (including the first day and the last day of such period); and

               (ii) thereafter, each period commencing on a Payment Date and ending on the day immediately preceding the next succeeding Payment Date (including the first day and the last day of such period).

          "LIBOR Business Day" means a day on which dealings in deposits in dollars are carried on in the London interbank Euro-currency market;

          "Loan Agreement" means the Loan Agreement dated as of September 30th, 2005 between the Borrower and KfW.

          "MPA" means the Master Participation Agreement dated as of September 30th, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, and Mizuho Corporate Bank, Ltd.

          "MSA" means the Master Security Agreement dated as of September 30th, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A., and Citibank del Peru S.A.

          "Peruvian Income Tax Act" means the Legislative Decree 774 of December 31, 1993, as amended.

          "Sulfide Project" means the Borrower's development of a primary sulfide portion of the ore body beneath the oxide portion of the ore body currently in production at its Cerro Verde copper mine, located in the Districts of Uchumayo and Yarabamba, Province of Arequipa, Peru.

          "Taxes" means any present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges.

          All payments by the Borrower of principal and interest hereunder shall be made in dollars of the United States of America, not later than 11:00 a.m., New York City time, on the due date for payment thereof (any payment received after such time shall be deemed to have been made on the immediately succeeding Business Day), by transfer of immediately available funds to the account of Sumitomo Mitsui Banking Corporation in its capacity as the Holder's agent at [___________(5)].

          Any and all payments made by or on account of the Borrower in respect of any obligation hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes (excluding (i) Taxes imposed on or measured by the net income, profits, or capital of the Holder by the jurisdiction under the laws of which the Holder was incorporated or organized, (ii) Taxes which would not have been imposed on the Holder but for a change by the Holder of its lending office, (iii) Taxes which would not have been imposed on a Holder but for the transfer by the Holder of an interest herein or (iv) Taxes which would not have been imposed on a Holder but for such Holder's having a place of business in the jurisdiction imposing the Tax (other than a place of business arising from the transaction contemplated hereby or from having executed, delivered, performed its obligations or received a payment hereunder, or enforced its rights hereunder)), Taxes described in the immediately preceding clauses (i) through (iv) being referred to herein as the "Excluded Taxes" and Taxes other than the Excluded Taxes being referred to herein as "Indemnified Taxes", now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority of the Republic of Peru, unless such deduction or withholding is required by an applicable Government Rule, in which case the following paragraph shall apply.

          If the Borrower shall be required by law to deduct any Indemnified Taxes now or hereafter imposed, levied or collected, withheld or assessed by any Governmental Authority of the Republic of Peru from or in respect of any sum payable hereunder, the Borrower shall, at its option, either (i) pay to the Holder in respect of which such deduction or withholding is required to be made, such additional amount (the "Additional Tax Amount") as may be necessary so that after all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this paragraph), the Holder receives on the due date thereof an amount equal to the sum it would have received, had no such deduction or withholding been made, or
(ii) assume the payment of the Indemnified Tax and pay directly the full amount to the tax administration when due in accordance with Article 47 of the Peruvian Income Tax Act, so that the amount paid to the Holder equals the amount it would have received if the Borrower had not been required by law to deduct such Indemnified Tax.

          The Borrower agrees to pay or reimburse upon demand in like manner and funds, any and all documented costs and expenses of the Holder hereof or of the Collateral Agent with respect to the enforcement of this Promissory Note.

          The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of Downtown Lima (Lima-Cercado) and of any Federal or State court located in the Borough of Manhattan, The City of New York, as the Holder hereof may elect for any proceeding arising out of or relating to this Promissory Note. The Borrower waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

----------
(5)  Insert payment instructions, including place of payment.

          The Parties further agree that, without prejudice to the law of the State of New York governing the substantive obligations contained in the Loan Agreement, which has originated this Promissory Note, all procedural matters or formalities applicable to this Promissory Note to be recognized as such shall be governed by and construed in accordance with Peruvian law.

          This Promissory Note is issued in Spanish and English. The Parties agree that the applicable version of this Promissory Note will be (i) the Spanish version in case the jurisdiction of the Courts of Downtown Lima (Lima-Cercado) is the jurisdiction elected by the Holder, or be (ii) the English version in case the jurisdiction of any Federal or State court located in the Borough of Manhattan, The City of New York is the jurisdiction elected by the Holder. In case of discrepancies between the Spanish and English versions (i) the Spanish version shall prevail when the Courts of Downtown Lima (Lima-Cercado) or other Spanish speaking jurisdiction is the jurisdiction elected by the Holder, and (ii) the English version shall prevail when the Federal or State court located in the Borough of Manhattan, The City of New York or any other non-Spanish speaking jurisdiction is the jurisdiction elected by the Holder.

Lima, __________

By: Sociedad Minera Cerro Verde, S.A.A.
Taxpayer Registry No.: 20170072465
Name of authorized officer: __________
Identification Card No __________
Power register in Entry No. __________ of the Public Registry

                                                                         ANNEX I

                            Environmental Disclosure

The Borrower excludes from this representation all construction activities and operations that are not conducted by, or that are not under the control of, the Borrower, other than construction activities that are being performed by third parties who are acting pursuant to construction contractual arrangements with the Borrower.


                                      I-1